Exhibit 4.1

INDENTURE

dated as of January 4, 2013

by and between

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation,
as issuer of the Notes described herein,

and

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as initial trustee of the Notes described herein
and as Operating Bank (as defined herein)

i

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.1	Events of Default	32
Section 4.2	Acceleration, Rescission and Annulment	33
Section 4.3	Other Remedies	34
Section 4.4	Limitation on Suits	35
Section 4.5	Waiver of Existing Defaults	36
Section 4.6	Restoration of Rights and Remedies	36
Section 4.7	Remedies Cumulative	36
Section 4.8	Authority of Courts Not Required	37
Section 4.9	Rights of Noteholders to Receive Payment	37
Section 4.10	Trustee May File Proofs of Claim	37
Section 4.11	Undertaking for Costs	37
Section 4.12	Control by Noteholders	37
Section 4.13	Senior Trustee	38
Section 4.14	Application of Proceeds	38
Section 4.15	Waivers of Rights Inhibiting Enforcement	38
Section 4.16	Security Interest Absolute	39

ARTICLE V
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 5.1	Representations and Warranties	39
Section 5.2	Covenants	40

ARTICLE VI
THE TRUSTEE

Section 6.1	Acceptance of Trusts and Duties	47
Section 6.2	Copies of Documents and Other Notices	47
Section 6.3	Representations and Warranties	48
Section 6.4	Reliance; Agents; Advice of Counsel	49
Section 6.5	Not Acting in Individual Capacity	51
Section 6.6	Compensation of Trustee	51
Section 6.7	Notice of Defaults	51
Section 6.8	May Hold Notes	51
Section 6.9	Corporate Trustee Required; Eligibility	52
Section 6.10	Reports by the Trustee	52
Section 6.11	Other Deal Documents	52
Section 6.12	Custody of the Collateral	52
Section 6.13	Preservation and Disclosure of Noteholder Lists	53
Section 6.14	Audit Rights	53
Section 6.15	Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations	53
Section 6.16	Jurisdiction of Trustee	52

ARTICLE VII
SUCCESSOR TRUSTEES, REGISTRARS, PAYING AGENTS AND CALCULATION AGENTS

Section 7.1	Resignation and Removal of Trustee, Registrar, Paying Agent or Calculation Agent	54
Section 7.2	Appointment of Successor	54

ARTICLE VIII
INDEMNITY

Section 8.1	Indemnity	56
Section 8.2	Noteholders’ Indemnity	56
Section 8.3	Survival	57

ARTICLE IX
MODIFICATION

Section 9.1	Modification with Consent of Noteholders	57
Section 9.2	Modification Without Consent of Noteholders	58
Section 9.3	Subordination; Priority of Payments	59
Section 9.4	Execution of Amendments by Trustee	59

ARTICLE X
SUBORDINATION

Section 10.1	Subordination of the Notes	59

ARTICLE XI
DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1	Discharge of Indenture; Survival	61
Section 11.2	Release of Security Interest in Certain Collateral	61

ARTICLE XII
MISCELLANEOUS

Section 12.1	Right of Trustee to Perform	62
Section 12.2	Waiver	62
Section 12.3	Severability	62
Section 12.4	Restrictions on Exercise of Certain Rights	62
Section 12.5	Notices	63
Section 12.6	Assignments	63
Section 12.7	Application to Court	64
Section 12.8	GOVERNING LAW	64
Section 12.9	Jurisdiction	64
Section 12.10	Counterparts	65
Section 12.11	Table of Contents and Headings	65
Section 12.12	Trust Indenture Act	65
Section 12.13	Confidential Information	65
Section 12.14	Tax Matters	66

Section 12.15	Distribution Reports	66

Schedule A	Assumed Amortization Schedule for Optional Redemption in Respect of the Original Class A Notes
Annex A	Rules of Construction and Defined Terms
Exhibit A	Form of Original Class A Notes
Exhibit B	Form of Confidentiality Agreement
Exhibit C	Coverage of Distribution Report
Exhibit D	Form of Certificate of Euroclear or Clearstream for Permanent Regulation S Global Note
Exhibit E	Form of Certificate of Beneficial Owner of Temporary Regulation S Global Note
Exhibit F	Form of Certificate of Euroclear or Clearstream for Payments
Exhibit G	Form of Certificate of Proposed Transferor
Exhibit H	Form of Certificate of Certain Proposed Institutional Accredited Investor Transferees
Exhibit I	Form of Portfolio Interest Certificate

INDENTURE

This INDENTURE, dated as of January 4, 2013, is by and between IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation, as issuer of the Notes described herein, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the Notes described herein and as Operating Bank.

GRANTING CLAUSE

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, (ii) the payment of any fees, expenses or other amounts that the Issuer is obligated to pay under or in respect of the Notes or this Indenture, (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein and in the Notes for the benefit of the Noteholders (collectively, the “Secured Obligations”) and for the uses and purposes and subject to the terms and provisions hereof, the Issuer does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Noteholders from time to time, a security interest in all right, title and interest of the Issuer in, to and under (A) the Collection Account established under this Indenture, (B) all amounts from time to time credited to the Collection Account, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to the Collection Account or representing investments and reinvestments of amounts credited to the Collection Account, (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) the Collection Account and (E) all proceeds and products of any and all of the foregoing property (collectively, the “Collateral”).

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of each class of the Notes, without any priority of any one class of Notes over any other class of Notes by reason of difference in time of issuance or otherwise, except as expressly provided herein, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

It is hereby further agreed that any and all property described or referred to in the Granting Clause that is hereafter acquired by the Issuer shall ipso facto, and without any other conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Issuer contained in the foregoing paragraphs.

The Issuer does hereby ratify and confirm this Indenture and the other Deal Documents to which it is a party and, subject to the other terms of this Indenture, does hereby agree that, except as permitted by this Indenture, it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the assignment hereunder or of any of the rights created by any thereof.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I
GENERAL

Section 1.1            Rules of Construction and Defined Terms.  The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.  Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.  Not all terms defined in Annex A are used in this Indenture.

Section 1.2            Compliance Certificates and Opinions.  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer thereof in his or her capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no Officer’s Certificate or Opinion of Counsel need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition precedent or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a)     a statement that each individual signing such certificate or opinion has read such covenant or condition precedent and the definitions in this Indenture relating thereto;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement to the effect that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether, in the opinion of each such individual, such condition precedent or covenant has been complied with.

Section 1.3            Acts of Noteholders.

(a)     Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section 1.3(a).

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)      In determining whether the Noteholders have given any Direction under this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding for purposes of any such determination.  In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Notes of any class Outstanding, such Notes shall not be so disregarded as aforesaid.

(d)     Notwithstanding the definition of “Record Date”, the Issuer may, at its option, by delivery of Officer’s Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any class entitled to give any Direction in respect of such Notes.  Such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith.  If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of the applicable class at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders holding the requisite proportion of Outstanding Notes of such class have authorized, agreed or consented to such Direction, and for that purpose the

Outstanding Notes of such class shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)      Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and any Direction or other action by the Beneficial Holder of any Beneficial Interest in any Note shall bind any transferee of such Beneficial Interest.

ARTICLE II
THE NOTES

Section 2.1            Amount of Notes; Terms; Form; Execution and Delivery.

(a)     The Outstanding Principal Balance of any class of Notes that may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Original Class A Notes, the initial Outstanding Principal Balance for the Original Class A Notes set forth in the definition thereof or, with respect to any class (or sub-class) of Subordinated Notes or any class of Refinancing Notes, the Outstanding Principal Balance authorized in the Resolution and set forth in an indenture supplemental hereto establishing such Subordinated Notes or Refinancing Notes; provided, that (i) any Refinancing Notes shall be issued in accordance with Section 2.15 and (ii) any Subordinated Notes shall be issued in accordance with Section 2.16.

(b)     There shall be issued, authenticated and delivered on the Closing Date and on the date of issuance of any Subordinated Notes or any Refinancing Notes to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Original Class A Notes, substantially in the form set forth in Exhibit A or, in the case of any Subordinated Notes or any Refinancing Notes, substantially in the form set forth in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee.  The Trustee shall authenticate Notes and make Notes available for delivery only upon the written order of the Issuer signed by a Responsible Officer of the Issuer.  Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

Notes, if so provided herein or in any indenture supplemental hereto, shall be issued in the form of permanent certificated Notes in definitive, registered form in substantially the form set forth in Exhibit A (collectively with any definitive, fully registered Notes issued pursuant to Section 2.10(b), the “Definitive Notes”).  Definitive Notes of each class shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods.  Any Notes offered and sold to Institutional Accredited Investors that are also QPs but that are not QIBs that are not offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of Definitive Notes.

Any Notes offered and sold to QIBs that are also QPs in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in fully registered form without payment coupons, substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “144A Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of each 144A Global Note may from time to time be increased or decreased by adjustments made on the books and records of the Registrar, as hereinafter provided.

Any Notes offered and sold to Institutional Accredited Investors that are also QPs in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Temporary Regulation S Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit D, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear or Clearstream, as the case may be, certifying that it has received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to any Notes to be exchanged, one or more permanent Global Notes for such Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Permanent Regulation S Global Note” and, together with each Temporary Regulation S Global Note, the “Regulation S Global Notes”) duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for DTC, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note of such class in an amount equal to the principal amount of such Temporary Regulation S Global Note exchanged.  Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, Beneficial Interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

(c)      Interest shall accrue on any class of Fixed Rate Notes from the date of issuance of such Fixed Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes.  Interest shall accrue on any class of Floating Rate Notes from the date of issuance of such Floating Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes.  If any interest payment is not made when due on a Payment Date, the unpaid portion of such interest payment will accrue interest at the rate then applicable to the Notes, compounded quarterly, until paid in full.

(d)                On the date of any Refinancing, the Issuer shall issue and deliver, as provided in Section 2.15, an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Resolutions and set forth in any indenture supplemental hereto providing for the issuance of such Refinancing Notes or specified in the form of such Refinancing Notes, in each case in accordance with Section 2.15.

(e)                 On the date of any Subordinated Note Issuance, the Issuer shall issue and deliver, as provided in Section 2.16, an aggregate principal amount of Subordinated Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Resolutions and set forth in any indenture supplemental hereto providing for the issuance of such Subordinated Notes or specified in the form of such Subordinated Notes, in each case in accordance with Section 2.16.

(f)                  The Notes shall be executed on behalf of the Issuer by the manual, electronic or facsimile signature of a Responsible Officer of the Issuer or any individual authorized to do so by a Responsible Officer of the Issuer.

(g)                 Each Note bearing the manual, electronic or facsimile signature of any individual who at the time such Note was executed was authorized to execute such Note by a Responsible Officer of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such authority thereafter but prior to the authentication and delivery of such Notes or any payment thereon.

(h)                At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of Section 2.1(i), the Trustee shall authenticate such Notes by manual signature upon receipt by it of a written order of the Issuer.  The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(i)                    No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in Section 2.1(f) and manually authenticated by or on behalf of the Trustee.  Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture.  Each Note shall be dated the date of its authentication.

Section 2.2            Restrictive Legends.  Each Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof (the “Legend”):

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR

OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT IT IS A QUALIFIED PURCHASER (WITHIN THE MEANING OF THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS ALSO (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE OR (C) AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO IRONWOOD PHARMACEUTICALS, INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A QUALIFIED PURCHASER THAT IS ALSO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (C) TO A QUALIFIED PURCHASER THAT IS ALSO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF

COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THE TERMS “OFFSHORE TRANSACTION” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

BY ACQUIRING THIS NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE OR ANY INTEREST HEREIN FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS NOTE OR ANY SUCH INTEREST TO, (A) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) ANY “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY THAT IS DEEMED TO HOLD THE ASSETS OF ANY PLANS DESCRIBED IN CLAUSE (A) OR (B) ABOVE (AS DETERMINED PURSUANT TO SECTION 3(42) OF ERISA) OR (D) ANY NON-U.S. PLAN, GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT IS SUBJECT TO ANY RULES SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN FOR OR ON BEHALF OF A PLAN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF A NON-U.S. PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN THAT IS SUBJECT TO SIMILAR LAW, EXEMPT FROM THE PROVISIONS OF SUCH SIMILAR LAWS).  “PLANS” MEANS THE PLAN AND ENTITIES DESCRIBED IN CLAUSE (I)(A), (I)(B), (I)(C) OR (I)(D) ABOVE.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

Each Global Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

Section 2.3            Registrar, Paying Agent and Calculation Agent.

(a)     With respect to each class of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.5 where the Notes of such class may be presented or surrendered for registration of transfer or for exchange (including any additional registrar, each, a “Registrar”) and for payment thereof (including any additional paying agent, each, a “Paying Agent”) and where notices and demands to or upon the Issuer in respect of such Notes may be served.  The Trustee shall be the initial Paying Agent and Registrar.  The Issuer shall cause each Registrar to keep a register of such class of Notes for which it is acting as Registrar and of their transfer and exchange (the “Register”).  Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Noteholders of such class of Notes.  In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b)                The Trustee shall act as the Calculation Agent hereunder.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under Article III or otherwise.  So long as there are Floating Rate Notes Outstanding under this Indenture, there shall at all times be a Calculation Agent.  Upon the request of a Noteholder of Floating Rate Notes, the Calculation Agent will provide to such Noteholder the interest rate borne by such Floating Rate Notes on the date of such request and, if determined, the interest rate borne by such Floating Rate Notes for the next Interest Accrual Period.

(c)                 Each Authorized Agent shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by federal or state authorities (such requirements, the “Eligibility Requirements”).  Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(d)     Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(e)      Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee.  Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3.  The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall mail notice of such appointment to all Noteholders of the related class of Notes as their names and addresses appear on the Register for such class of Notes.

(f)      The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.4            Paying Agent to Hold Money in Trust.  The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4.  Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5            Method of Payment.

(a)     On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, subject to Section 3.5, to the extent of the Available Collections Amount for such Payment Date, to the Noteholders all interest, principal and Premium, if any, on each class of Notes in the amounts determined by the Calculation Agent pursuant to Section 3.4; provided, that payment on a Temporary Regulation S Global Note shall be made to the Noteholder thereof only in conformity with Section 2.5(c).  Each payment on any Payment Date other than the final payment with respect to any class of Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date.  The final payment with respect to any class of Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.

(b)     At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, payments on a Payment Date shall be made by the Trustee or the Paying Agent by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such class of Notes.  Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder holding Definitive Notes, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that, in each case, the final payment for any class of Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC at a financial institution in New York City.

(c)      The beneficial owner of a Temporary Regulation S Global Note may arrange to receive payments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit E and upon delivery by Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit F.  No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

(d)     To the extent that the Required Debt Service Amount is not paid in full on any Payment Date and funds are deposited into the Collection Account by the Issuer pursuant to Section 5.2(b) following such Payment Date but prior to the third Business Day prior to the succeeding Calculation Date, at the written direction of the Issuer, only to the extent of Dollars on deposit in the Collection Account, notwithstanding anything to the contrary in this Indenture, the Trustee shall use such funds to pay to the Noteholders of record the overdue Required Debt Service Amount together with accrued and unpaid interest thereon.  Any such payment shall be made to the Noteholders of record as of the third Business Day preceding the date of each such payment.  Any funds that are deposited on or after the third Business Day prior to the succeeding Calculation Date shall be held in the Collection Account and applied in accordance with this Indenture on the succeeding Payment Date.

(e)      The payment of any Interest Amount in respect of a class of Notes on a particular Payment Date shall be deemed allocated first to any unpaid Interest Amount due prior to such Payment Date (together with Additional Interest thereon) and second to any Interest Amount due on such Payment Date.

(f)      If the Final Legal Maturity Date with respect to the Original Class A Notes is not a Business Day, the payment scheduled to be made on such Final Legal Maturity Date shall be made on the succeeding Business Day without the payment of Additional Interest.

Section 2.6            Minimum Denominations.  Each class of Notes shall be issued in minimum denominations of $1,000,000 or integral multiples of $1,000 in excess thereof.

Section 2.7            Transfer and Exchange; Cancellation.  The Notes are issuable only in fully registered form without coupons.  A Noteholder or a Beneficial Holder may transfer a Note or a Beneficial Interest therein only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder or a Beneficial Holder only upon, final acceptance and registration of the transfer by the Registrar.

Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.  The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) and Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system.  When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder).  To permit registrations of transfers and exchanges, the Issuer shall promptly (and in any case within two Business Days of the receipt of such request) execute and the Trustee shall promptly authenticate Notes at the Registrar’s request.  Except as set forth in Section 2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Legal Maturity Date of any such Notes or following any notice of Redemption or Refinancing of Notes in respect of the portion of the Notes being so redeemed or refinanced.  The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where written notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

Any Person (including the Issuer) at any time may deliver Notes to the Trustee for cancellation.  The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment.  The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing or Subordinated Notes issued in connection with a Redemption, in whole or in part, of the Notes) to replace Notes it (or any other Person) has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.8            Mutilated, Destroyed, Lost or Stolen Notes.  If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication.  If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or such Registrar.  If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to the Issuer, the Trustee and the Registrar (a) such security or indemnity as may be required by the Issuer, the Trustee and the Registrar to save each of them harmless (an unsecured indemnity from any QIB that is also a QP being satisfactory security or indemnity) and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB that is also a QP being satisfactory evidence).  The Noteholders will be required to pay any Tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the reasonable fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.9            Payments of Transfer Taxes.  Upon the transfer of any Note or Notes pursuant to Section 2.7, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer Tax or similar governmental charge payable in connection therewith.

Section 2.10          Book-Entry Provisions.

(a)     Global Notes shall (i) be registered in the name of DTC or a nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Legend.  In accordance with the requirements of DTC, the Issuer will cause the Trustee to authenticate an additional Global Note or additional Global Notes in the appropriate principal amount such that no Global Note may exceed an aggregate principal amount of $500,000,000 at any time.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Whenever notice or other communication to the Noteholders of any class of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b), the Trustee shall give all such notices and communications specified herein to be given to Noteholders of such class of Global Notes to DTC, and shall make available additional copies as requested by such Agent Members, in each case to the extent that the Trustee shall have been provided with a copy of a Confidentiality Agreement executed and delivered to the Registrar by such Noteholders or Agent Members.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note.  Neither the Issuer nor the Trustee shall be liable for any delay by DTC in identifying the Agent Members in respect of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

(b)     Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees.  Interests of Agent Members in a Global Note may be transferred in accordance with the rules and procedures of

DTC and the provisions of Section 2.11.  Except as set forth in Section 2.11(a), Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in a Global Note with respect to any class of Notes only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to such class of Notes and the Trustee or the Issuer is unable to appoint a qualified successor within 90 days of such notice or (ii) during the occurrence of an Event of Default with respect to such class of Notes, any Noteholder requests that all or a portion of a Global Note be exchanged for a Definitive Note.  Upon the occurrence of any event described in the preceding sentence, the Trustee shall notify all affected Noteholders of such class, through DTC, of the occurrence of such event and of the availability of Definitive Notes of such class; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 or 904 under the Securities Act.  Upon surrender to the Trustee of the Global Notes of such class held by DTC, accompanied by registration instructions from DTC for registration of Definitive Notes, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such class to the Agent Members and Beneficial Holders of such class or their nominees in accordance with the instructions of DTC.

None of the Issuer, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions.  Upon the issuance of Definitive Notes of such class, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder.  Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor to DTC.

Definitive Notes of any class will be freely transferable and exchangeable for Definitive Notes of the same class at the office of the Trustee or the office of the Registrar upon compliance with the requirements set forth in this Indenture.  In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the Registrar.

(c)      Any Beneficial Interest in one of the Global Notes as to any class that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

(d)     Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.10(b) shall bear the Legend applicable to a Global Note.

Section 2.11          Special Transfer Provisions.

(a)                The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a 144A Global Note or a Permanent Regulation S Global Note or a proposed transfer of a Definitive Note to any Institutional Accredited Investor that is also a QP but that is not a QIB (excluding Non-U.S. Persons):

(i)      The Registrar shall register the transfer of any Definitive Note if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit H (such certificate also to be delivered to the Issuer) and (B) if requested by the Issuer or the Trustee, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

(ii)     If the proposed transferor is an Agent Member holding a Beneficial Interest in a 144A Global Note or a Permanent Regulation S Global Note, upon receipt by the Registrar of (A) the documents required by Section 2.11(a)(i) and (B) instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Beneficial Interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(b)                The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a 144A Global Note or a Permanent Regulation S Global Note or a proposed transfer of a Definitive Note to a QIB that is also a QP (excluding Non-U.S. Persons):

(i)      If the Note to be transferred consists of (A) Definitive Notes, the Registrar shall reflect the transfer on its books and records if such transfer is being made by a proposed transferor who has delivered such Note and checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (x) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs that are also QPs within the meaning of Rule 144A, (y) it is, or such QIBs that are also QPs are, aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, and (z) it is, or such QIBs that are also QPs are, aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) a Beneficial Interest in a 144A Global Note, the transfer of such Beneficial Interest may be effected only through the book-entry system maintained by DTC and to the extent provided in the agreement with DTC.

(ii)     If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), and instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Global Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred (upon written direction from the Registrar if different from the Trustee).

(iii)    If the proposed transferee is an Agent Member, and the Note to be transferred is represented by a Beneficial Interest in a Permanent Regulation S Global Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i) and instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Beneficial Interest in the Permanent Regulation S Global Note to be transferred, and the Registrar shall reflect on its books and records an increase in the principal amount of the 144A Global Note in an amount equal to such transferred amount.

(c)                 With respect to any proposed transfer of a Beneficial Interest in a Temporary Regulation S Global Note to an Institutional Accredited Investor that is also a QP, the Registrar shall reflect on its books and records the transfer of such Beneficial Interest (A) if the proposed transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit G (such certificate also to be delivered to the Issuer) (in which case the transferee will receive a corresponding Beneficial Interest in the Temporary Regulation S Global Note) or (B) if the proposed transferee is a QIB that is also a QP and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (w) it is purchasing the Note (or the Beneficial Interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs that are also QPs within the meaning of Rule 144A, (x) it is or such QIBs that are also QPs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information and (y) it is or such QIBs that are also QPs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A (in which case the Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Note of the relevant class, in an amount equal to the principal amount of the Temporary Regulation S Global Note (or the Beneficial Interest therein) of such class to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Note of such class (upon written direction from the Registrar if different from the Trustee)).

(d)                Except as set forth in Section 2.11(c), the following provisions shall apply with respect to any transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person:

(i)            Except as set forth in Section 2.11(c), prior to the applicable Regulation S Global Note Exchange Date, the Registrar shall not register or reflect on its books and records any proposed transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person.

(ii)           The Registrar shall register or reflect on its books and records, as the case may be, any proposed transfer of a Note (or a Beneficial Interest therein) to any Non-U.S. Person that is an Institutional Accredited Investor that is also a QP if the Note to be transferred is a Definitive Note or a Beneficial Interest in a 144A Global Note, upon receipt of a certificate substantially in the form of Exhibit G from the proposed transferor.

(iii)          (A) If the proposed transferor is an Agent Member holding a Beneficial Interest in a 144A Global Note, upon receipt by the Registrar of (x) the documents, if any, required by Section 2.11(d)(ii) and (y) instructions in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Beneficial Interest in such 144A Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note of the relevant class in an amount equal to the principal amount of the Beneficial Interest in such 144A Global Note or any Definitive Notes issued in exchange for such Beneficial Interest in such 144A Global Note to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the 144A Global Note (upon written direction from the Registrar if different from the Trustee).

(e)                 With respect to any proposed transfer of any Note (or a Beneficial Interest therein), the Registrar shall reflect the transfer of such Note or Beneficial Interest on its books and records (along with any appropriate increase or decrease in the principal amount at maturity of any Global Note upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures).

(f)                  Upon the transfer, exchange or replacement of Notes bearing the Legend, the Registrar shall deliver only Notes that bear the Legend.

(g)                 By its acceptance of any Note bearing the Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Legend and agrees that it will transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Legend.  The Registrar shall not register or reflect on its books and records a transfer of any Note (or any Beneficial Interest therein) unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and in accordance with the Legend.  In connection with any transfer of Notes (or Beneficial Interests therein), each Noteholder (or Beneficial Holder) agrees by its acceptance of the Notes (or Beneficial Interests therein) to furnish the Trustee the certifications and legal opinions (if requested and required pursuant hereto) described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

(h)                The Notes shall be issued pursuant to an exemption from registration under the Securities Act.  The Issuer agrees that it will not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or (iii) enable or authorize the trading of, the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions, (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in Section 2.11(h)(iii)(w), (y) a regional or local exchange or (z) an over-the-counter market or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, as the term “established securities market” and the terms in this Section 2.11(h) are defined for purposes of Section 7704 of the Code.

(i)                    The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(j)                   After the Closing Date with respect to the Original Class A Notes (or the date of issuance with respect to any Subordinated Notes or any Refinancing Notes), forms of Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office.  The Registrar shall furnish the Trustee and the Issuer with a copy of each executed Confidentiality Agreement received by the Registrar.

(k)                Notwithstanding any other provision contained in this Indenture to the contrary, any Noteholder or Beneficial Holder may assign a security interest in, or pledge, all or any portion of the Notes (or any interest therein) held by it to a lender or a trustee or collateral agent (or other similar representative) under any indenture, loan agreement or similar agreement to which such Noteholder or Beneficial Holder is party in support of any obligations of such Noteholder or Beneficial Holder to a holder or holders of securities or other obligations issued by such Noteholder or Beneficial Holder; provided, that no such assignment or pledge shall release the assigning or pledging Noteholder or Beneficial Holder from its obligations hereunder.

Section 2.12          Temporary Definitive Notes.  Pending the preparation of Definitive Notes of any class, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as a Responsible Officer of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes of any class are issued, the Issuer shall cause such Definitive Notes of such class to be prepared without unreasonable delay.  After the preparation of Definitive Notes of such class, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof.  Upon surrender for cancellation of any one or more temporary Definitive Notes of any class, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like class, in authorized denominations and in the same aggregate principal amounts.  Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13          Statements to Noteholders.

(a)     On each Payment Date and any other date for distribution of any payments with respect to any class of Notes then Outstanding, the Trustee shall deliver a report, covering the information set forth in Exhibit C and prepared by the Issuer, giving effect to such payments (each, a “Distribution Report”), to (i) each Noteholder and Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement and (ii) the Calculation Agent, and to no other Person.

(b)     Each Distribution Report provided to each Noteholder and Beneficial Holder by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing June 15, 2013, or other date for distribution of payments on the Notes, shall be accompanied by (i) a statement prepared by the Issuer setting forth an analysis of the Collection Account activity for the period commencing the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, (ii) the Collection Account Certification and (iii) any other information that the Issuer shall have provided to the Trustee pursuant to Section 5.2 during the Interest Accrual Period then ended, which information shall be treated confidentially pursuant to the terms of the Confidentiality Agreement.

(c)      After the end of each calendar year but not later than the latest date permitted by Applicable Law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of any class of Notes a statement (for example, a Form 1099 or any other means required by Applicable Law) prepared by the Trustee containing the sum of the amounts determined pursuant to the information covered by Exhibit C with respect to the class of Notes for such calendar year or, in the event such Person was a Noteholder of any class of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and that a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns.  So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members and will be delivered by the Trustee to DTC and by DTC to the applicable Beneficial Holders in the manner described above.  In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(d)     At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(c) to each Noteholder of a Definitive Note of such class for the relevant period of registered ownership of such Definitive Note as appears on the books and records of the Trustee.

(e)      The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders of any class if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders of such class and/or market practice then prevailing, is in the best interests of the Noteholders of such class, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that such notice shall be given only to Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement and notice of such method is given to the Noteholders of such class in a manner consistent with the provisions of Section 6.2(c).

Section 2.14          Identification Numbers.  The Issuer in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15          Refinancing Notes.

(a)     Subject to Section 2.15(b), Section 2.15(c) and Section 2.15(d), the Issuer may issue Refinancing Notes pursuant to this Indenture solely for the purpose of refinancing all, but not part, of the Outstanding Principal Balance of any class of Notes (including a refinancing of Refinancing Notes).  Each refinancing of any class of Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Resolutions.  Each Refinancing Note shall be designated generally as a Note for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Resolution and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.  The Refinancing Notes shall rank equal in priority relative to the class of Notes being refinanced.  Refinancing Notes may be issued on any Business Day.

(b)     On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes (when added to the Available Collections Amount) resulting in proceeds in an amount sufficient to pay in full the applicable Redemption Price of the Notes being refinanced in whole thereby and the Refinancing Expenses relating thereto.  The proceeds of each sale of Refinancing Notes shall be used to the extent necessary to make the deposit required by Section 3.7 and to pay such Refinancing Expenses.  Subject to Section 3.7(b), once a notice of a Redemption in respect of any Refinancing is published in accordance with Section 3.7(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

(c)      Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Resolution (subject to Section 2.1(d)) and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below.  Prior to the issuance of any Refinancing Notes, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by the Issuer and set forth in such Resolution and in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

(i)            the class of Notes to be refinanced by such Refinancing Notes;

(ii)           the aggregate principal amount of each class of Refinancing Notes that may be issued in respect of such Refinancing;

(iii)          the proposed date of such Refinancing;

(iv)          the Final Legal Maturity Date of each class of such Refinancing Notes;

(v)           the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vi)          the denomination or denominations in which any class of such Refinancing Notes shall be issuable;

(vii)         whether such Refinancing Notes will be subject to redemption pursuant to Section 3.6(c);

(viii)        whether any such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such class and of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor;

(ix)          the ranking in priority of such Refinancing Notes relative to any other classes (or sub-classes) of Notes; and

(x)           any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the class of Refinancing Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d)     If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Resolutions, such Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

Section 2.16          Subordinated Notes.

(a)     Subject to Section 2.16(b), Section 2.16(c), Section 2.16(d) and Section 2.16(e), the Issuer may issue Subordinated Notes pursuant to this Indenture (each, a “Subordinated Note Issuance”) for any purpose, including, at the option of the Issuer, for the purpose of funding a redemption of the Notes, in whole or in part.  Each Subordinated Note Issuance shall be authorized pursuant to one or more Resolutions.  Each Subordinated Note shall be designated generally as a Note for all purposes under this Indenture.  Each Subordinated Note shall have such further designations added or incorporated in such title as specified in the related Resolution and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.  There are no limitations on the use of proceeds from the issuance of any such Subordinated Notes.

(b)     On the date of any Subordinated Note Issuance, the Issuer shall issue and sell an aggregate principal amount of Subordinated Notes in an amount not less than the amount sufficient to pay in full the applicable Redemption Price of the Notes being redeemed thereby plus the Transaction Expenses relating thereto.  The proceeds of each sale of such Subordinated Notes shall be used to make the deposit required by Section 3.7, to the extent applicable, to pay such Transaction Expenses and/or for such other purposes, if any, as shall be specified in the Resolution authorizing the issuance of such Subordinated Notes.  Subject to Section 3.7(b), once a notice of Redemption in respect of any Subordinated Note Issuance is published in accordance with Section 3.7(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

(c)      Each Subordinated Note shall contain such terms as may be established in or pursuant to the related Resolution (subject to Section 2.1(e)) and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted herein, shall rank in priority relative to any other classes (or sub-classes) of Subordinated Notes as specified in such Resolution and set forth in an indenture supplemental hereto and, in any event, shall be subordinate to the Class A Notes to the extent provided in this Indenture.  Prior to the issuance of any such Subordinated Notes, any or all of the following, as applicable, with respect to the related Subordinated Note Issuance shall have been determined by the Issuer and set forth in such Resolution and in any indenture supplemental hereto or specified in the form of such Subordinated Notes, as the case may be, with respect to such Subordinated Notes to be issued:

(i)            the aggregate principal amount of any such Subordinated Notes that may be issued;

(ii)           the proposed date of such Subordinated Note Issuance;

(iii)          the Final Legal Maturity Date of any such Subordinated Notes;

(iv)          whether any such Subordinated Notes are to have the benefit of any reserve account and, if so, the amount and terms thereof;

(v)           the rate at which such Subordinated Notes shall bear interest or the method by which such rate shall be determined;

(vi)          the denomination or denominations in which such Subordinated Notes shall be issuable;

(vii)         whether such Subordinated Notes will be subject to redemption pursuant to Section 3.6(c);

(viii)        whether any such Subordinated Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Subordinated Note may exchange such interests for Subordinated Notes of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor;

(ix)          the ranking in priority of such Subordinated Notes relative to any other classes (or sub-classes) of Notes;

(x)           the use of proceeds of such Subordinated Note Issuance; and

(xi)          any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Subordinated Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d)     If any of the terms of any issue of Subordinated Notes are established by action taken pursuant to one or more Resolutions, such Resolutions shall be delivered to the Trustee setting forth the terms of such Subordinated Notes.

(e)      Any Subordinated Notes shall be subordinated to the Class A Notes pursuant to the priority of payment provisions under this Indenture, and no cash payments of principal, interest or Premium, if any, may be made on such Subordinated Notes from the Available Collections Amount until the Class A Notes have been paid in full, it being understood that (i) payments of cash interest by the Issuer on such Subordinated Notes from available funds other than the Synthetic Royalty Amount may be made so long as the Class A Notes are current in respect of interest and principal and (ii) Redemption of the Subordinated Notes with proceeds from Refinancing Notes in respect of such Subordinated Notes or otherwise from funds not in the Collection Account may occur so long as the Class A Notes are current in respect of interest and principal.

ARTICLE III
COLLECTION ACCOUNT; PRIORITY OF PAYMENTS

Section 3.1            Establishment of Collection Account.

(a)     The Issuer will establish and maintain with the Operating Bank on its books and records in the name of the Issuer, subject to the Liens established under this Indenture, a collection account (the “Collection Account”).  The Collection Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the Liens established under this Indenture in the Collection Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the Liens under this Indenture.

(b)     The Trustee as the Operating Bank shall have sole dominion and control over the Collection Account (including, among other things, the sole power to direct withdrawals or transfers from the Collection Account and to direct the investment and reinvestment of funds in the Collection Account, subject to Section 3.2).  The Trustee as the Operating Bank shall make withdrawals and transfers from the Collection Account in accordance with the terms of this Indenture as calculated by the Calculation Agent pursuant to this Indenture.  Each of the Issuer and the Trustee as the Operating Bank acknowledges and agrees that the Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC and that the Trustee has “control”, for purposes of Section 9-314 of the UCC, of the Collection Account that is maintained with the Trustee as the Operating Bank.  The Issuer agrees that, if the Collection Account is established or maintained with any Operating Bank other than the Trustee, the Issuer shall cause such successor Operating Bank to enter into an agreement with the Trustee and the Issuer pursuant to which such successor Operating Bank agrees to comply with any and all instructions of the Trustee directing the disposition, investment and reinvestment of funds in the Collection Account maintained with such successor Operating Bank without the further consent of the Issuer, and the Issuer shall take such other actions as are required to establish the Trustee’s “control”, for purposes of Section 9-314 of the UCC, over the Collection Account.  With respect to the Collection Account, the Trustee as the Operating Bank is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC.  The Trustee as the Operating Bank hereby confirms that it has established the Collection Account in the name of the Issuer. The Issuer irrevocably directs the Trustee as the Operating Bank to, and the Trustee, the Issuer and the Trustee as the Operating Bank hereby agree that the Trustee as the Operating Bank shall comply with all instructions originated by the Trustee directing the disposition of funds in the Collection Account and all entitlement orders originated by the Trustee with respect to the Collection Account, in each case without further consent by the Issuer.  The Issuer and the Trustee as the Operating Bank further agree that (i) the jurisdiction of the Trustee as the Operating Bank for purposes of the UCC shall be the State of New York and (ii) the Trustee as the Operating Bank hereby subordinates any security interest it may now or hereafter have in the Collection Account to the security interest therein of the Trustee.  The Trustee as the Operating Bank shall, subject to the terms of this Indenture, treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Collection Account.  In furtherance of the foregoing, and without limiting the effectiveness thereof, the Trustee and the Operating Bank will comply with orders from the Trustee directing the Trustee as the Operating Bank to hold, transfer or dispose of any financial assets or any part thereof in the Collection Account as the

Trustee may from time to time specify, without obtaining the consent of the Issuer.  The crediting by the Trustee as Operating Bank to the Collection Account of any property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the UCC or Section 8-102(a)(9)(ii) of the UCC, including cash, shall constitute the “express agreement” of the Trustee as Operating Bank under Section 8-102(a)(9)(iii) of the UCC that such property is a financial asset under such Section 8-102(a)(9)(iii) of the UCC.  The control over the Collection Account granted to the Trustee herewith shall, for purposes of Section 9-203(b)(3)(D) of the UCC, be deemed to be pursuant to the Issuer’s security agreement, which shall be this Indenture.

(c)      If, at any time, the Collection Account ceases to be an Eligible Account, the Issuer will, within ten Business Days, establish a new Collection Account meeting the conditions set forth in this Section 3.1 and transfer any cash or investments in the existing Collection Account to such new Collection Account, and, from the date such new Collection Account is established, it shall have the same designation as the existing Collection Account.  If the Operating Bank should change at any time, then the Issuer shall promptly establish a replacement Collection Account as necessary at the successor Operating Bank and transfer the balance of funds in the Collection Account then maintained at the former Operating Bank pursuant to the terms of this Indenture to such successor Operating Bank.

(d)     The Issuer shall maintain the Collection Account at the Operating Bank not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee.  Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture.  No funds shall be deposited in the Collection Account that do not constitute Collections, except as expressly provided in this Indenture, without the prior written consent of the Trustee.

Section 3.2            Investments of Cash.  So long as no Event of Default has occurred and is continuing, the Issuer may direct the Trustee in writing to invest and reinvest the funds on deposit in the Collection Account in Eligible Investments, to the extent such Eligible Investments are available to the Operating Bank, and advise the Trustee in writing of any depository institution or trust company described in the proviso to the definition of Eligible Investments; provided, however, that, so long as an Event of Default has occurred and is continuing, the Trustee shall direct the Operating Bank to invest such amount in Eligible Investments described in clause (a) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture.  In the absence of written direction delivered to the Trustee from the Issuer, the Trustee shall direct the Operating Bank to invest any funds in Eligible Investments described in clause (a) of the definition thereof.  The Trustee shall direct the Operating Bank to make such investments and reinvestments in accordance with the terms of the following provisions:

(a)     the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day preceding the next occurring Payment Date after such investment is made;

(b)                if any funds to be invested are received in the Collection Account after 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments;

(c)                 all interest and earnings on Eligible Investments held in the Collection Account shall be invested in Eligible Investments on an overnight basis and credited to the Collection Account until the next Payment Date; and

(d)                the Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur, and the Issuer specifically waives receipt of such confirmations to the extent permitted by Applicable Law and acknowledges that the Operating Bank will instead furnish monthly cash transaction statements that will detail all investment transactions as set forth in this Indenture.

Section 3.3                                    Payments and Transfers In Connection with Issuance of Notes.

(a)                On the Closing Date, the Trustee shall, subject to the receipt of written direction from the Issuer, upon receipt of the Note Purchase Price in the Trustee Closing Account established pursuant to Section 3.1 of the Note Purchase Agreement, pay from such proceeds in the amounts so directed by the Issuer, to such Persons and in such amounts as shall be specified by the Issuer, such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the Original Class A Notes.

(b)                On the date of issuance of any Subordinated Notes or any Refinancing Notes, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds of the sale by the Issuer of such Notes, make such payments and transfers as shall be specified in this Indenture, the related Resolution and any indenture supplemental hereto in respect of such Notes, copies of which Resolution and indenture supplemental hereto shall be attached to such written direction.

(c)                 The Trustee shall hold all funds received on or prior to the Closing Date from the Note Purchasers in trust for the Note Purchasers pending the Closing Date.  Upon receipt by the Trustee of the aggregate Note Purchase Price from all Note Purchasers, the Trustee shall disburse the Note Purchase Price in accordance with this Section 3.3.  If the aggregate Note Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Note Purchaser who has paid its respective portion of the Note Purchase Price shall have the right to instruct the Trustee in writing at or after 3:30 p.m. (New York City time) on the Closing Date to return such portion of the Note Purchase Price to such Note Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable.

Section 3.4                                    Calculation Date Calculations.

(a)                As soon as reasonably practicable after each Calculation Date (a “Relevant Calculation Date”), but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the succeeding Payment Date, the Calculation Agent shall, based on the

Calculation Date Information received by the Calculation Agent and based on information known to it, make the following determinations and calculations:

(i)                  the Available Collections Amount for such Payment Date;

(ii)               the amount of Collections received during the period commencing the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date (and whether such Collections constitute amounts deposited by the Issuer into the Collection Account pursuant to Section 5.2(b));

(iii)            the balance of funds on deposit in the Collection Account on such Relevant Calculation Date and the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(iv)           the applicable interest rate on each class of Floating Rate Notes (if any) determined on the Reference Date for the Interest Accrual Period beginning on such Payment Date and the Interest Amount (including any Additional Interest) on each class of Floating Rate Notes and Fixed Rate Notes for such Payment Date (including the Required Interest Amount in respect of the Original Class A Notes);

(v)              if such Payment Date is a Redemption Date on which a Redemption of Notes is scheduled to occur, the amount necessary to pay the Redemption Price of the Notes to be repaid on such Redemption Date and the Redemption Premium, if any, to be paid as part of such Redemption Price;

(vi)           the Interest Amount due to Noteholders of each class of Notes on such Payment Date (including the Required Interest Amount in respect of the Original Class A Notes) and the difference, if any, between such Interest Amount due to the Noteholders of each class of Notes on such Payment Date and the Available Collections Amount for such Payment Date;

(vii)        the Outstanding Principal Balance of each class of Notes on such Payment Date immediately prior to any principal payment with respect to the Outstanding Principal Balance on such Payment Date and the amount of any principal payment with respect to the Outstanding Principal Balance to be made in respect of each class of Notes on such Payment Date (including the Required Principal Amount in respect of the Original Class A Notes), taking into account the other payments to be made as principal payments on such Payment Date entitled to priority pursuant to Section 3.5;

(viii)     the amounts, if any, distributable to the Issuer on such Payment Date pursuant to Section 3.5(a)(v); and

(ix)           any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the other Deal Documents.

(b)                Following the calculations and determinations by the Calculation Agent described in Section 3.4(a), and not later than 1:00 p.m., New York City time, on the second Business Day prior to the succeeding Payment Date, the Calculation Agent shall provide to each of the Issuer and the Trustee a calculation report (a “Calculation Report”) listing the determinations and calculations set forth in Section 3.4(a).  All calculations made by the Calculation Agent shall, in the absence of manifest error, be binding and conclusive for all purposes upon the Noteholders, the Beneficial Holders, the Issuer and the Trustee.

Section 3.5                                    Payment Date Withdrawals.

(a)                Subject to Section 3.5(b), on each Payment Date, the Trustee shall distribute (or instruct the Paying Agent to distribute) from the Collection Account the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full:

(i)                  first, to the Trustee for distribution to the Noteholders of the Class A Notes, the ratable payment of the Required Interest Amount on such Payment Date;

(ii)               second, from and after March 15, 2014, to the Trustee for distribution to the Noteholders of the Class A Notes, the Required Principal Amount, allocated pro rata in proportion to the Outstanding Principal Balance of such Class A Notes held by such Noteholders, until the Outstanding Principal Balance of such Class A Notes has been paid in full;

(iii)            third, to the Trustee for distribution to the Noteholders of the Subordinated Notes, if any, the principal of and any Interest Amount on the Subordinated Notes in accordance with the terms of the Subordinated Notes until the Subordinated Notes have been paid in full;

(iv)           fourth, to the ratable payment of all other obligations under this Indenture until all such amounts are paid in full; and

(v)              fifth, to the Issuer, all remaining amounts.

(b)                Notwithstanding anything herein to the contrary, the priority of payments set forth in Section 3.5(a) shall be adjusted to give effect to any inaccuracy set forth in any report of the Accounting Firm pursuant to Section 5.2(o) or in any report of a certified public accountant or other Person pursuant to Section 6.14, in each case, such that each Person shall be restored on the succeeding Payment Date (or, if necessary, the succeeding Payment Dates) to the cash flow position that such Person would have been in had the accurate amounts set forth in such report been paid in accordance with Section 3.5(a) on the relevant prior Payment Dates.

Section 3.6                                    Redemptions.

(a)                On any Redemption Date, the Trustee shall distribute the amounts as provided herein and in the applicable Resolution, including:

(i)                  to the extent Subordinated Notes or Refinancing Notes were issued for the purpose of funding such Redemption, paying to such Persons as shall be specified by the Issuer such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the applicable Subordinated Notes or Refinancing Notes;

(ii)               remitting to the Noteholders of such class of Notes, in accordance with the Resolution authorizing such Redemption (and, if such Redemption Date is a Payment Date, after application of Section 3.5), an amount equal to the Redemption Price plus Premium, if any, allocated, in the event of a Redemption of such Notes in part, pro rata in proportion to the Outstanding Principal Balance of such Notes held by such Noteholders; and

(iii)            making such other distributions and payments as shall be authorized and directed by the Resolution and indentures supplemental hereto executed in connection with such Redemption.

(b)                Subject to the provisions of Section 3.6(c) and Section 3.7, on any Redemption Date (and, if such Redemption Date is a Payment Date, to the extent that any class of Notes will remain Outstanding after application of Section 3.5), the Issuer may elect to redeem such class of Notes, in whole or in part, at the Redemption Price (any such redemption, an “Optional Redemption”).  The Issuer shall give written notice of any such Optional Redemption to the Trustee not later than five Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.7(a) (unless the Trustee agrees to waive or limit the requirement for such notice).  Such written notice to the Trustee shall include a copy of the Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.7(a).

(c)                 An indenture supplemental hereto providing for the issuance of any Subordinated Notes or Refinancing Notes may authorize one or more redemptions, in whole or in part, of such Notes, on such terms and subject to such conditions as shall be specified in such indenture supplemental hereto; provided, that, while any Class A Notes are Outstanding, such Subordinated Notes may only be redeemed by the Issuer with proceeds from Refinancing Notes in respect of such Subordinated Notes or otherwise from funds not in the Collection Account so long as the Class A Notes are current in respect of interest and principal.

(d)                The application of the Available Collections Amount to principal payments on any Notes shall not be deemed to be a redemption or partial redemption of such Notes.

Section 3.7                                    Procedure for Redemptions.

(a)                At the request of the Issuer, the Trustee shall give written notice in respect of any Redemption of any class of Notes under Section 3.6 to each Noteholder of such Notes at least 30 days but not more than 60 days before such Redemption Date.  Each notice in respect of a Redemption given pursuant to this Section 3.7(a) shall state (A) the expected applicable Redemption Date, (B) the projected Redemption Price of the Notes to be redeemed, (C) in the case of a Redemption of the Notes of any class in part, the portion of the Outstanding Principal

Balance of the Notes that is expected to be redeemed, (D) that Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Noteholder or its authorized agent) to the Trustee to collect the Redemption Price on such Notes, (E) that, unless the Issuer fails to pay the Redemption Price, interest on Notes called for Redemption in whole shall cease to accrue on and after the Redemption Date and (F) if such Redemption is conditional upon the occurrence of any event or condition, such event or condition.  If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Noteholder receives such notice.

(b)                Any notice in respect of a Redemption, at the election of the Issuer, may state that such Redemption is conditional upon the occurrence of any event, including the receipt of the redemption moneys in an amount sufficient to pay the principal of and Premium, if any, and interest on the Notes being redeemed and related Transaction Expenses by the Trustee on or before the Redemption Date and that such notice shall be of no force and effect, and the Issuer shall not be required to redeem such Notes, unless such Redemption moneys are so received on or before such Redemption Date.

(c)                 If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.7(a) and such notice shall not contain the language permitted at the Issuer’s option under Section 3.7(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price, and, unless there is a default in the payment of the applicable Redemption Price, interest on such Notes shall cease to accrue on and after the Redemption Date.  Upon presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  On or before 11:00 a.m. (New York City time) on any Redemption Date in respect of such a Redemption, the Issuer shall deposit or cause to be deposited with the Trustee or a Paying Agent an amount in immediately available funds sufficient to pay such Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).

(d)                If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.7(a), such notice shall have contained the language permitted at the Issuer’s option under Section 3.7(b) and the conditional event specified in the notice has occurred, (i) such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price and, unless there is a default in the payment of the applicable Redemption Price, interest on such Notes shall cease to accrue on and after the Redemption Date, and (ii) on or before 11:00 a.m. (New York City time) on any Redemption Date in respect of such a Redemption, the Issuer shall deposit or cause to be deposited with the Trustee or a Paying Agent an amount in immediately available funds sufficient to pay such Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).  Upon the Issuer making or causing to be made such deposit on the Redemption Date and presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  If the Issuer shall not make or cause to be made such deposit on or prior to 11:00 a.m. (New York City time) on the Redemption Date, the notice in respect of Redemption shall be of no force and effect, and the principal on such Notes or specified portions thereof shall continue to bear interest as if such notice in respect of Redemption had not been given.

(e)                 All Notes that are redeemed will be surrendered to the Trustee for cancellation and may not be reissued or resold.

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.1                                    Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default” hereunder with respect to any class of Notes (except for clauses (a), (b), (c) and (d) below in which the potential events or occurrences that would constitute an Event of Default are specific to certain classes of Notes, in which case such Event of Default shall be constituted only with respect to such classes of Notes (and not all classes of Notes)), and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a)                (i) failure to pay the Required Interest Amount on the Class A Notes due on any Payment Date (other than the Final Legal Maturity Date) within five Business Days of such Payment Date, but only to the extent of the Available Collections Amount available for interest payments pursuant to Section 3.5, or (ii) failure to pay the Required Principal Amount due on any Payment Date from and after March 15, 2014 (other than the Final Legal Maturity Date or any Redemption Date) within five Business Days of such Payment Date, but only to the extent of the Available Collections Amount available for principal payments pursuant to Section 3.5;

(b)                (i) failure to pay the Required Interest Amount on the Class A Notes due on any Payment Date (other than the Final Legal Maturity Date or as set forth in Section 4.1(a)) within 30 calendar days of such Payment Date, and (ii) in the case of any Subordinated Notes, except as provided in the related Resolution and set forth in any indenture supplemental hereto providing for the issuance of such Subordinated Notes pursuant to this Indenture, failure to pay interest on any Subordinated Notes of such class within 30 calendar days of the Payment Date that such interest is due, in each case regardless of whether or not funds are then available therefor in the Collection Account;

(c)                 (i) failure to pay the Required Principal Amount due on any Payment Date from and after March 15, 2014 (other than the Final Legal Maturity Date or any Redemption Date) within 30 calendar days of such Payment Date, (ii) failure to pay principal of and Premium, if any, and accrued and unpaid interest on the Notes on the Final Legal Maturity Date or (iii) if all conditions to the Redemption have been satisfied and subject to Section 3.7(b), failure to pay the Redemption Price when due on any Redemption Date for such class, in each case regardless of whether or not funds are then available therefor in the Collection Account;

(d)                failure to pay any other amount in respect of the Notes when due and payable under this Indenture and the continuance of such default for a period of 30 or more calendar days after written notice thereof is given to the Issuer by the Trustee;

(e)                 failure by the Issuer to comply with any covenant, obligation, condition or provision binding on it under this Indenture or the Notes (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(d)); provided, that, (i) such failure continues for a period of 30 calendar days or more after written notice thereof has been given to the Issuer by the Trustee at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes and (ii) except in respect of a covenant, obligation, condition or provision already qualified in respect of Material Adverse Change, such failure is a Material Adverse Change;

(f)                  the Issuer becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy;

(g)                 any judgment or order for the payment of money in excess of $1,000,000 in excess of applicable insurance coverage shall be rendered against the Issuer and such judgment or order is not paid, bonded or otherwise discharged and remains unstayed for a period of 30 consecutive calendar days after such judgment or order becomes final and non-appealable;

(h)                a default resulting in the acceleration of indebtedness for borrowed money of the Issuer (other than the Notes) of more than $1,000,000 where such acceleration has not been rescinded or annulled within 30 calendar days after written notice thereof to the Issuer;

(i)                    any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Issuer in any Deal Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect (except to the extent such representation, warranty, certification or statement of fact is qualified by materiality or Material Adverse Change, in which case, in any respect);

(j)                   at any time after August 30, 2017, each of U.S. Patent No. 7,304,036 and U.S. Patent No. 8,080,526 shall have been rendered invalid or unenforceable by a court of competent jurisdiction in a final judicial non-appealable determination;

(k)                any mandatory action by the FDA resulting in the withdrawal in the United States of the approval to manufacture, market or sell the Product where such withdrawal would be a Material Adverse Change and such withdrawal is not remedied for at least 60 calendar days;

(l)                    the Issuer becomes an investment company required to be registered under the Investment Company Act; or

(m)            the Trustee shall fail to have a first-priority perfected security interest in the Collateral.

Section 4.2                                    Acceleration, Rescission and Annulment.

(a)                If an Event of Default with respect to the Notes (other than an Acceleration Default) occurs and is continuing, the Senior Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, shall give an Acceleration Notice to the Issuer.  Upon delivery of such an Acceleration Notice (and so long as such Acceleration Notice has not been rescinded and annulled pursuant to this Indenture), the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall be immediately due and payable.  At any time after the Senior Trustee or such Noteholders have so declared the Outstanding Principal Balance of the Notes to be immediately due and payable, and prior to the exercise of any other remedies pursuant to this Article IV, the Senior Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, shall, subject to Section 4.5(a), by written notice to the Issuer, rescind and annul such declaration and thereby annul its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of, and Premium, if any, on, the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than non-payment of interest and Premium, if any, on and principal of the Notes that have become due solely because of such declaration of acceleration, have been cured or waived.  If an Acceleration Default occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become immediately due and payable without any further action by any party.

(b)                Notwithstanding this Section 4.2, Section 4.3 and Section 4.12, after the occurrence and during the continuation of an Event of Default, no Noteholders of any class of Notes other than the Senior Class of Notes shall be permitted to give or direct the giving of an Acceleration Notice, or to exercise any remedy in respect of such Event of Default, and no Person other than the Senior Trustee, at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, may give an Acceleration Notice or exercise any such remedy.

(c)                 Within 30 days after the occurrence of an Event of Default in respect of any class of Notes, the Trustee shall give to the Noteholders notice, transmitted by mail, of all uncured or unwaived Defaults known to it on such date; provided, that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or Premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.3                                    Other Remedies.  Subject to the provisions of this Indenture, if an Event of Default shall have occurred and be continuing, then the Senior Trustee may, but only at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal, Premium, if any, or interest due on the Notes or to enforce the performance of any provision of the Notes or this Indenture, to the fullest extent permitted by Applicable Law, subject to the receipt of such Direction:

(a)                The Senior Trustee may obtain the appointment of a Receiver of the Collateral as provided in Section 12.7 and the Issuer consents to and waives any right to notice of any such appointment.

(b)                The Senior Trustee may, without notice to the Issuer and at such time as the Senior Trustee in its sole discretion may determine, exercise any or all of the Issuer’s rights in, to and under or in any way connected with or related to any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Issuer’s rights and remedies with respect to the collection, enforcement or prosecution of, the Collateral, in each case by legal proceedings or otherwise, and (ii) preparing, filing and signing the name of the Issuer on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral.

(c)                 The Senior Trustee may, without notice except as specified herein, and as required by Applicable Law, in accordance with Applicable Law, sell or cause the sale of all or any part of the Collateral in one or more parcels at public or private sale, at any of the Senior Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Trustee may deem commercially reasonable, provided, that, so long as the Collaboration Agreement remains in force, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder.  The Issuer agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Senior Trustee shall not be obligated to make any sale of all or any part of the Collateral regardless of notice of sale having been given.  The Senior Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d)                The Senior Trustee may, instead of exercising the power of sale conferred upon it by Section 4.3(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction, provided, that, so long as the Collaboration Agreement remains in force, the Senior Trustee shall make any such foreclosure sale only to a Person that is a Permitted Holder.

(e)                 The Senior Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon request of the Senior Trustee, forthwith assemble all or part of the Collateral as directed by the Senior Trustee and make it available to the Senior Trustee at a place to be designated by the Senior Trustee that is reasonably convenient to both parties.

(f)                  In addition to the rights and remedies provided for in this Indenture, the Senior Trustee may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Collateral) and under all other Applicable Law; provided, that, so long as the Collaboration Agreement remains in force, the Senior Trustee shall cause any sale of the Collateral to be made only to a Person that is a Permitted Holder.

(g)                 The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.4                                    Limitation on Suits.  Without limiting the provisions of Section 4.9 and the final sentence of Section 12.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, for the appointment of a Receiver or trustee or for any other remedy hereunder, unless:

(a)                such Noteholder is a holder of the Senior Class of Notes and has previously given written notice to the Senior Trustee of a continuing Event of Default;

(b)                the Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes make a written request to the Senior Trustee to pursue a remedy hereunder;

(c)                 such Noteholder or Noteholders offer to the Senior Trustee an indemnity satisfactory to the Senior Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d)                the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(e)                 during such 60-day period, Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes do not give the Senior Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.5                                    Waiver of Existing Defaults.

(a)                The Senior Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Issuer may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, principal of and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby (unless the Direction of such requisite Noteholders has been obtained).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

(b)                Any written waiver of a Default or an Event of Default given by the Senior Trustee to the Issuer in accordance with the terms of this Indenture shall be binding upon the Senior Trustee and the other parties hereto.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence that gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

Section 4.6                                    Restoration of Rights and Remedies.  If the Senior Trustee or any Noteholder of the Senior Class of Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Senior Trustee or such Noteholder, then in every such case the Issuer, the Senior Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Senior Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.7                                    Remedies Cumulative.  Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by Applicable Law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.8                                    Authority of Courts Not Required.  The parties hereto agree that, to the greatest extent permitted by Applicable Law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by Applicable Law.

Section 4.9                                    Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or Premium, if any, on any Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.10                             Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11                             Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant.  This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on any Note on or after the respective due dates expressed in such Note or a suit by a Noteholder or Noteholders holding at least 10% of the Outstanding Principal Balance of the Notes.

Section 4.12                             Control by Noteholders.  Subject to this Article IV and to the rights of the Trustee hereunder, Noteholders holding a majority of the Outstanding Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, right or power conferred on the Trustee under any Transaction Document; provided, that:

(a)                such Direction shall not be in conflict with any Applicable Law or with this Indenture and would not involve the Trustee in personal liability or unindemnified expense;

(b)                the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such class not taking part in such Direction; and

(c)                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such Direction.

Section 4.13                             Senior Trustee.  The Trustee irrevocably agrees (and the Noteholders (other than the Noteholders represented by the Senior Trustee) shall be deemed to agree by virtue of their purchase of the Notes) that the Senior Trustee shall have all of the rights granted to it under this Indenture, including the right to direct the Trustee to take certain action as provided for in this Indenture, and the Trustee hereby agrees to act in accordance with each such authorized direction of the Senior Trustee.

Section 4.14                             Application of Proceeds.  All cash proceeds received by the Senior Trustee in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be deposited in the Collection Account and distributed as provided in Article III, subject to Section 6.6 and Article VIII hereof.  Any surplus of such cash proceeds held and remaining after payment in full of all Secured Obligations shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.5.  Any amount received for any sale or sales conducted in accordance with the terms of Section 4.3 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

Section 4.15                             Waivers of Rights Inhibiting Enforcement.  The Issuer waives (a) any claim that, as to any part of the Collateral, a private or public sale, should the Senior Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Collateral, (b) the right to assert in any action or proceeding between it and the Senior Trustee offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Deal Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE TRUSTEE’S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Deal Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Applicable Laws and rights.

Section 4.16                             Security Interest Absolute.  All rights of the Trustee and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of, and the Issuer hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)                any lack of validity or enforceability of any of the Deal Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b)                any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Deal Documents or any other agreement or instrument relating thereto;

(c)                 any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d)                any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Deal Documents or any other assets of the Issuer;

(e)                 any change, restructuring or termination of the corporate structure or existence of the Issuer;

(f)                  the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of the Issuer or other grantor or surety with respect to the Secured Obligations; or

(g)                 any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 5.1                                    Representations and Warranties.  The Issuer represents and warrants to the Trustee, as of the date of this Indenture, as follows:

(a)                The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority to execute and deliver, and perform its obligations under, this Indenture.

(b)                Each Deal Document has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(c)                 The Issuer has good and marketable title to the assets and property constituting the Collateral, free and clear of any Liens other than Permitted Liens.

(d)                The execution and delivery of any Deal Document, and the performance of obligations under any Deal Document, by the Issuer do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except for the filing of a UCC financing statement, those previously obtained and those the failure of which to be obtained or made would not be a Material Adverse Change.

(e)                 This Indenture creates in favor of the Trustee, for the benefit of the Noteholders, a valid and enforceable security interest in the Collateral, and, when financing statements or other instruments in appropriate form are filed in the applicable filing offices, the security interest created under this Indenture will constitute a fully perfected security interest in all right, title and interest of the Issuer in the Collateral to the extent perfection can be obtained by filing UCC financing statements.

Section 5.2                                    Covenants.  The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it will perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee pursuant to Section 9.1 or Section 9.2, as applicable, authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

(a)                Payment of Principal, Premium, if any, and Interest.  The Issuer shall duly and punctually pay the principal of, and Premium, if any, and interest on, the Notes in Dollars in accordance with the terms of this Indenture and the Notes.

(b)                Funding of the Collection Account.  The Issuer shall not pay or cause to be paid any monies into the Collection Account (other than the Synthetic Royalty Amount and any net investment income on such amounts on deposit in the Collection Account), except that (i) (x) in respect of each Payment Date, the Issuer shall pay or cause to be paid the Required Interest Amount in respect of such Payment Date and (y) in respect of each Payment Date on or after March 15, 2014, the Issuer shall pay or cause to be paid the Required Principal Amount in respect of such Payment Date, in each case into the Collection Account no later than one Business Day prior to the Calculation Date in respect of such Payment Date but only to the extent of a deficiency in the Available Collections Amount to fund such Required Interest

Amount or Required Principal Amount, as the case may be, and (ii) the Issuer shall pay any amounts required by Section 5.2(o).  Notwithstanding the foregoing, any payments of the Required Debt Service Amount in accordance with Section 2.5(d) shall be deemed to cure any related failure to pay such amounts to the Collection Account pursuant to this Section 5.2(b).

(c)                 Payments to the Collection Account.  The Issuer shall cause the Synthetic Royalty Amount (or any portion thereof), to the extent of the Net Quarterly Payments, at all times to be paid by Counterparty directly to the Collection Account.  If Counterparty remits any portion of the Synthetic Royalty Amount to an account of the Issuer other than the Collection Account, then the Issuer promptly, and in any event no later than five Business Days following an officer of the Issuer becoming aware of its receipt of such portion of such Synthetic Royalty Amount, shall remit such portion of such payment to the Collection Account in immediately available funds.

(d)                Maintenance, Enforcement and Defense of Intellectual Property Rights.  Following any termination of the Collaboration Agreement and if a Replacement Agreement is not in full force and effect, the Issuer shall (i) take commercially reasonable actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary to preserve and maintain the value of the Microbia Patent Rights in the United States, taken as a whole, including payment of maintenance fees or annuities, at the sole expense of the Issuer, (ii) use commercially reasonable efforts to defend (and enforce) the Microbia Patent Rights in the United States, taken as a whole, against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in the United States (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or non-interference), (iii) to the extent commercially reasonable, in respect of the Product, obtain patents and any corrections, substitutions, reissues and reexaminations thereof, obtain patent term extensions and any other forms of patent term restoration in the United States and obtain patent listing in the FDA Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”), in each case, in respect of the Microbia Patent Rights, and (iv) not disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, any Microbia Patent Rights in the United States, except to the extent such disclaimer or abandonment would not materially diminish the value of the Microbia Patent Rights in the United States, taken as a whole.

(e)                 Maintenance of Existence.  Subject to Section 5.2(f), the Issuer shall (i) preserve and maintain its existence, (ii) preserve and maintain its rights, franchises, permits, licenses, approvals and privileges and (iii) qualify and remain qualified in good standing in each jurisdiction, in the case of the foregoing clauses (i), (ii) and (iii) where the failure to preserve and maintain such existence, rights, franchises, permits, licenses, approvals, privileges and qualifications would be a Material Adverse Change.  The Issuer shall appoint and employ such agents or attorneys in each jurisdiction where it shall be necessary to take any action under this Indenture.

(f)                  Consolidation, Merger and Sale of All or Substantially All Assets.  The Issuer shall not merge into or consolidate with another Person or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person unless the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, transfer, license, lease or other disposal and the supplemental indenture referred to in clause (ii) below comply with this covenant and that all conditions precedent in this Indenture provided for have been complied with, that no Event of Default has occurred and is continuing or would result therefrom and that the Person into which the Issuer is merged or that is formed by such consolidation or the Person that receives such assets pursuant to such sale, transfer, license, lease or other disposition (i) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and Premium, if any, and interest on all of the Notes and the performance of every covenant of this Indenture and the Notes on the part of the Issuer to be performed or observed.  Upon any merger, consolidation, sale, transfer, license, lease or other disposition in accordance with the first sentence of this Section 5.2(f), the successor entity into which the Issuer is merged or that is formed by such consolidation or the Person to which such sale, transfer, license, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer herein and therein, in which case the Issuer shall be released from all obligations hereunder and thereunder.

(g)                 Compliance with Laws.  The Issuer shall comply with all Applicable Laws with respect to the Deal Documents, the Collaboration Agreement and all ancillary agreements related thereto, the violation of which would be a Material Adverse Change.

(h)                Limitation on Liens and Sales of Certain Assets.  The Issuer shall not sell, transfer, assign, convey, lease or otherwise dispose of (except in connection with a transaction permitted by Section 5.2(f)), or incur, assume or allow any Lien (except for Permitted Liens) with respect to, the Collateral, the Synthetic Royalty Amount (or any portion thereof) or the right to receive the Synthetic Royalty Amount (or any portion thereof).

(i)                    Collaboration Agreement Generally.  The Issuer (i) shall perform and comply in all material respects with its duties and obligations under the Collaboration Agreement in respect of the United States in the Field, (ii) shall not forgive, release or compromise any amount owed to or becoming owing to it under the Collaboration Agreement in respect of the United States in the Field, except to the extent such forgiveness, release or compromise will not be a Material Adverse Change, or revoke or otherwise modify the Counterparty Instruction in a manner adverse to the Noteholders, (iii) shall not assign, amend, modify, supplement or restate, in whole or in part, the Collaboration Agreement in respect of the United States in the Field or any rights constituting or involving, affecting or relating to the Synthetic Royalty Amount (or any portion thereof) (including the right to receive the Synthetic Royalty Amount (or any portion thereof)), except to the extent such assignment, amendment, modification, supplement or restatement will not be a Material Adverse Change, (iv) shall not cancel or terminate (or, other than entering into a Wind Down Agreement, consent to any cancellation or termination of) the Collaboration Agreement in respect of the United States in the Field, (v) shall not breach (which breach is not cured within applicable grace periods) any of the provisions of the Collaboration

Agreement in respect of the United States in the Field, except to the extent such breach will not be a Material Adverse Change, (vi) except as described in Section 5.2(n), shall not enter into any new agreement or legally binding arrangement in respect of the Product in respect of the United States in the Field, and (vii) shall not waive any obligation of, or grant any consent to, Counterparty under or in respect of the Product or the Collaboration Agreement, in each case in respect of the United States in the Field, except to the extent such waiver or grant will not be a Material Adverse Change.  For the avoidance of doubt, no decision by the Issuer with respect to its Detail Election or termination of its right to perform Details (whether memorialized in an amendment to the Collaboration Agreement relating thereto or otherwise) shall be deemed to be a violation of the covenants contained in this Section 5.2(i).

(j)                   Exercise of Rights or Options with Respect to Collaboration Agreement.  Except as set forth in Section 5.2(i), the Issuer shall not withhold any consent, exercise or waive any right or option, fail to exercise any right or option or exercise or fail to exercise any action in respect of, affecting or relating to the Product or the Collaboration Agreement, in each case in respect of the United States in the Field, in any manner that would, in each case, be a Material Adverse Change.

(k)                Collaboration Agreement Permissible Termination.  Notwithstanding the prohibitions in Section 5.2(i) and Section 5.2(j), the Issuer will not be prohibited from terminating the Collaboration Agreement (i) in its entirety pursuant to a change of control of Counterparty or (ii) in its entirety or with respect to the United States, in the event of an uncured material breach by Counterparty or a conviction for, or a finding by a court of competent jurisdiction of a violation of, Relevant Law of Counterparty, in each case in accordance with the Collaboration Agreement.

(l)                    Collaboration Agreement Termination Notice.  Promptly after receiving notice from Counterparty terminating the Collaboration Agreement with respect to the United States, the Issuer shall promptly (but in any event within five Business Days) give a written notice to the Trustee describing in reasonable detail the relevant termination event, including a copy of any written notice received from Counterparty.

(m)            Collaboration Agreement Breach.  Promptly after an officer of the Issuer obtains knowledge of a breach of or default under the Collaboration Agreement by Counterparty that would be a Material Adverse Change, the Issuer shall (i) promptly (but in any event within ten Business Days) give a written notice to the Trustee describing in reasonable detail the relevant breach or default and (ii) use commercially reasonable efforts (including commencing legal action against Counterparty) to enforce compliance by Counterparty with the relevant provisions of the Collaboration Agreement and to exercise the Issuer’s rights and remedies as the Issuer deems reasonable, whether under the Collaboration Agreement or by operation of law, with respect thereto.

(n)                Termination of the Collaboration Agreement.  Following any termination of the Collaboration Agreement in its entirety or in respect of the United States, the Issuer shall use commercially reasonable efforts to (i) enter into a Replacement Agreement, as such rights may revert back to the Issuer under and subject to the terms and conditions of the Collaboration Agreement, to one or more third parties under which such third party will agree to use commercially reasonable efforts to commercialize the Product in the Field in the United States, in which case the Issuer shall instruct such third parties to remit an amount equal to 7.5% of Net Sales of the Product in the United States directly to the Collection Account, or (ii) develop, manufacture and commercialize the Product in the Field in the United States, by itself or on a co-promotion basis with such third party (in which case the Issuer or such third party, as appropriate and applicable, shall remit an amount equal to 7.5% of Net Sales of the Product in the United States directly to the Collection Account).

(o)                Books and Records.  The Issuer agrees that, at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, no more than once during any calendar year, the Accounting Firm appointed by such Noteholders shall be entitled to make an inspection of the books and records of the Issuer during normal business hours to the extent reasonably necessary to determine the correctness of any Distribution Report and any Collection Account Certification, including the calculations made by the Calculation Agent in respect of any Calculation Date and the related analysis of Collection Account activity, in each case, pursuant to this Indenture.  Subject to the preceding sentence, the Issuer shall make available to the Accounting Firm such books and records of the Issuer reasonably pertinent to such inspection and shall reasonably cooperate with the Accounting Firm in connection therewith.  The Accounting Firm shall prepare a report disclosing its conclusions with respect to the accuracy or inaccuracy of the amounts inspected and shall furnish such report to the Issuer and the Trustee for distribution to the Noteholders that have executed a Confidentiality Agreement with the next Distribution Report to be distributed by the Trustee.  Any such report will be required to be treated confidentially pursuant to the terms of the Confidentiality Agreement.  In the event of any inaccuracy reported by the Accounting Firm in such report, the Issuer shall cause any required amounts to be paid to the Collection Account for distribution on the succeeding Payment Date pursuant to Section 3.5.  Notwithstanding anything to the contrary in this Section 5.2(o), the Issuer will not be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Accounting Firm or the Trustee is prohibited by Applicable Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(p)                Use of Proceeds.  The Issuer shall apply the proceeds of the sale of the Original Class A Notes as described under the caption “Use of Proceeds” in the Memorandum.

(q)                Financial Statements.  The Issuer shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2012), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer (commencing with the fiscal quarter ending March 31, 2013), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Issuer’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Issuer and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes; provided, however, in each case, the Issuer shall not be required to comply with the foregoing covenant to the extent it is subject to Section 13 or 15(d) of the Exchange Act and has filed the information required to be filed in an annual or quarterly report with the SEC under the Exchange Act electronically via the EDGAR system.

(r)                   Required Information.  During any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall make available to any Noteholder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder the information required by Rule 144A(d)(4) under the Securities Act.

(s)                  No Preferential Consideration.  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration of any type or form (whether in cash, property, by way of interest or fee or otherwise) to or for the benefit of any Noteholder for or as an inducement to any forbearance, consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, or any agreement in respect thereof, unless such consideration is, on the same terms and conditions, offered to all Noteholders and paid to all Noteholders that agree to such forbearance, consent, waiver or amendment, or agreement in respect thereof.

(t)                   Maintenance of Office or Agency for Payment.  The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  Each of the Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, The City of New York shall initially be one such office or agency for all of the aforesaid purposes.  The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.5.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

(u)                Annual Compliance Certificate.  The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2013, a certificate from a Responsible Officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all of its obligations under this Indenture during such preceding year.

(v)                Notice of Defaults.  The Issuer shall deliver notice to the Trustee of the occurrence of any Default or Event of Default under this Indenture promptly and in any event within five Business Days of a Responsible Officer of the Issuer becoming aware of such Default or Event of Default, which shall be labeled “Notice of Default”.

(w)              Preparation of Certain Reports.  The Issuer shall prepare the Distribution Reports and the analysis of Collection Account activity described in Section 2.13(b)(i) using the Calculation Report provided by the Calculation Agent pursuant to this Indenture, and, not later than 1:00 p.m., New York City time, on the last Business Day preceding each Payment Date, make copies of such Distribution Reports and analysis available to the Trustee for distribution to the Noteholders; provided, however, the Issuer’s obligations under this Section 5.2(w) shall be subject to the condition precedent that the Issuer shall have received in a timely manner such Calculation Report.

(x)                Sharing of Notices.  Promptly (but in no event more than five Business Days) following receipt by the Issuer of any written material notice, certificate, offer, proposal, correspondence, report or other communication relating to the Collaboration Agreement, the Net Quarterly Payments, the Synthetic Royalty Amount, the Microbia Patent Rights or the Product, the Issuer shall furnish the Trustee with a copy of such notice, certificate, offer, proposal, correspondence, report or other communication; provided, however, that the Issuer shall not be required to furnish the Trustee with any Reconciliation Reports.

(y)                Investment Directions.  The Issuer shall provide written investment directions to the Trustee contemplated by this Indenture in respect of the Collection Account and advise the Trustee in writing of any depositary institution or trust company described in the proviso to the definition of Eligible Investments.

(z)                 Information to Calculation Agent.  The Issuer shall provide to the Calculation Agent no later than the Business Day prior to each Calculation Date (i) the Collection Account Certification for the applicable calendar quarter and (ii) the identification of any amounts deposited by the Issuer into the Collection Account during such period.  The Issuer shall provide the Calculation Agent with any other information in the possession of the Issuer or that can be calculated by the Issuer from such information that the Calculation Agent reasonably requests to perform its duties under this Indenture.

(aa)         Changes in Legal Name.  The Issuer will not change, amend or alter its exact legal name at any time except following 30 days’ written notice given by the Issuer to the Trustee.

(bb)         Limitations on Transfer of Rights to Commercialize Product. The Issuer (i) will (a) remain a party to the Collaboration Agreement, (b) enter into a Replacement Agreement or (c) develop, manufacture and commercialize the Product in the Field in the United States, by itself or through one or more third parties, and (ii) will retain sufficient rights, including intellectual property rights, to manufacture, market, sell and otherwise commercialize the Product in the Field in the United States to enable the Issuer to have substantially equivalent economic interest as it has in the commercialization of the Product in the Field in the United States as of the Closing Date; provided, however, that the Issuer may transfer its obligations under the Collaboration Agreement or any Replacement Agreement or its rights to develop, manufacture and commercialize the Product in the Field in the United States, by itself or through one or more third parties, in each case to a domestic Subsidiary that will become either a guarantor or co-obligor with respect to the Notes, with the Issuer remaining either the obligor or co-obligor with respect to the Notes.

(cc)           Further Assurances.  The Issuer agrees that, at any time and from time to time, at the Issuer’s expense and upon the Trustee’s written reasonable request, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and take all further action, that may be necessary in the reasonable discretion of the Trustee, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies under this Indenture with respect to any Collateral.

ARTICLE VI

THE TRUSTEE

Section 6.1                                    Acceptance of Trusts and Duties.  Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of any other Deal Document, the Trustee shall be required to perform those duties only as so qualified, limited or otherwise affected.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and as set forth herein.  The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and agrees to receive and disburse all moneys received by it in accordance with the terms hereof.  The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein, and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Deal Documents.

Section 6.2                                    Copies of Documents and Other Notices.

(a)                The Trustee, upon written request, shall furnish to each requesting Noteholder or Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under or in connection with this Indenture.

(b)                The Trustee shall furnish to Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement promptly after receipt thereof any reports or notices received from the Issuer.

(c)                 Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on IntraLinks or a substantially similar electronic transmission system established by the Issuer for this purpose; provided, however, that the Issuer shall ensure that only Noteholders or Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement shall have access to such transmission system; provided further, however, that, upon written notice to the Trustee, any Noteholder may decline to receive such Distribution Report and accompanying materials via IntraLinks or a substantially similar electronic transmission system, in which case such Distribution Report and accompanying materials shall be provided as otherwise set forth in the Deal Documents.  Subject to the conditions set forth in the proviso in the preceding sentence, nothing in this Section 6.2 shall prejudice the right of the Trustee to make such Distribution Report and accompanying materials available in any other manner specified in the Deal Documents.

Section 6.3                                    Representations and Warranties.  The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants as follows:

(a)                The Trustee is a national banking association and is validly existing and in good standing under the laws of the United States of America.

(b)                The Trustee has all requisite right, power and authority to execute and deliver this Indenture and its related documents and to perform all of its duties as Trustee hereunder and thereunder.

(c)                 The execution and delivery by the Trustee of this Indenture and the other Deal Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Deal Documents to which it is a party.

(d)                The execution, delivery and performance by the Trustee of this Indenture and the other Deal Documents to which it is a party (i) to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not violate any provision of any Applicable Law and (ii) do not violate any provision of its articles of association or by-laws.

(e)                 The execution, delivery and performance by the Trustee of this Indenture and the other Deal Documents to which it is a party, to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action in respect of, any Governmental Authority.

(f)                  The Trustee has duly executed and delivered this Indenture and each other Deal Document to which it is a party, and each of this Indenture and each such other Deal Document constitutes the legal, valid and binding obligation of the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(g)                 The Trustee meets the requirements of Section 6.9 and is an Eligible Institution.

Section 6.4                                    Reliance; Agents; Advice of Counsel.  The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a copy of a resolution of the governing body of any party to any Deal Document (including the Issuer), certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of the Issuer with respect thereto.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Issuer upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Issuer to perform its duties under Article II and Article III or otherwise.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, right or power conferred upon the Trustee, under any Transaction Document.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Transaction Document either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture or any other Transaction Document and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture or any other Transaction Document shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer under this Indenture or any of the other Transaction Documents.

The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

When the Trustee incurs expenses or renders services in connection with an Acceleration Default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Applicable Law relating to bankruptcy matters or Applicable Law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event at its Corporate Trust Office from the Issuer or Noteholders holding not less than 10% of the Outstanding Principal Balance of the Notes, which notice shall be labeled “Notice of Default”.

The Trustee shall have no duty to monitor the performance of the Issuer or any other party to the Deal Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder or under any other Transaction Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Issuer and delivered to the

Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Transaction Document upon the faith thereof.

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Collection Account in the absence of timely and specific written investment direction by the Issuer.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 4.1 with respect to the Issuer, if the surviving entity has failed to honor such obligation, the expenses are intended to constitute expenses of administration under any Applicable Law relating to insolvency matters or under Title 11 of the United States Code, as amended.

Section 6.5                                    Not Acting in Individual Capacity.  The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as provided herein or in any other Transaction Document, only to the property of the Issuer for payment or satisfaction thereof.

Section 6.6                                    Compensation of Trustee.  The Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.  The Issuer shall pay to the Trustee from time to time such compensation as is agreed between the two parties.  The obligations of the Issuer to so compensate the Trustee shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except for funds held in trust for the benefit of the Noteholders of any particular Notes.

Section 6.7                                    Notice of Defaults.  As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Noteholders of the related class, in accordance with Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related class.

Section 6.8                                    May Hold Notes.  The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.9                                    Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee that shall (a) be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), (b) meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and (c) meet the Eligibility Requirements.  If such corporation publishes reports of conditions at least annually, pursuant to Applicable Law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.1.

Section 6.10                             Reports by the Trustee.  Within 60 days after May 15 of each year commencing with the first full calendar year following the issuance of any class of Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), transmit to the Noteholders of each class, as provided in Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and any Subordinated Note Issuance.

Section 6.11                             Jurisdiction of Trustee.  Each of the Issuer and the Trustee agrees that the State of New York shall be the Trustee’s jurisdiction for purposes of Sections 8-110, 9-304 and 9-305 of the UCC.

Section 6.12                             Collateral.  (a) The Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York.  The Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee (which agreement shall be governed by the laws of the State of New York) that (a) such investment property shall at all times be credited to a securities account of the Trustee, (b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (e) such securities intermediary will not agree with any Person other than the Trustee to comply with entitlement orders originated by such other Person and (f) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee).  Except as permitted by this Section 6.12 or as otherwise permitted by any Transaction Document, the Trustee shall not hold any part of the Collateral through an agent or a nominee.

(b)                The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Notwithstanding anything to the contrary in this Indenture, the Trustee shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Transaction Documents or otherwise.

Section 6.13                             Preservation and Disclosure of Noteholder Lists.  The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it.  At any time when a Default or an Event of Default has occurred and is continuing, in case either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement or (b) one or more Noteholders holding at least 25% of the Outstanding Principal Balance of the Senior Class of Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, “Applicants”) apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.  The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.  Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Registrar that neither the Registrar nor any agent of the Issuer or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.13.

Section 6.14                             Audit Rights.  At the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, but no more than once per calendar year, the Senior Trustee shall instruct the Issuer to exercise the Issuer’s rights pursuant to the Collaboration Agreement (or any Replacement Agreement) to have the books and records of Counterparty (or counterparty to any Replacement Agreement) audited by a certified public accountant or other Person permitted by the Collaboration Agreement (or any Replacement Agreement) with respect to any calendar year ended not more than 36 months before the date of request (to the extent that the records for such period have not been audited previously) solely for the purpose of confirming that the Net Quarterly Payments (or other payments due under any Replacement Agreement) were properly calculated relative to Net Sales of the Product.  The Issuer shall provide to the Trustee for distribution to Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement with the next Distribution Report after receipt thereof any written report that the Issuer receives with respect to such inspection or audit, which written report shall be treated confidentially pursuant to the terms of the Confidentiality Agreement.

Section 6.15                             Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with Applicable Laws in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to Persons that maintain a business relationship with the Trustee.  Accordingly, the Issuer agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with such Applicable Laws.

ARTICLE VII

SUCCESSOR TRUSTEES, REGISTRARS, PAYING AGENTS AND CALCULATION AGENTS

Section 7.1                                    Resignation and Removal of Trustee, Registrar, Paying Agent or Calculation Agent.  Any of the Trustee, the Registrar, the Paying Agent and the Calculation Agent may resign as to all or any of the classes of Notes at any time without cause by giving at least 30 days’ prior written notice to the Issuer and the Noteholders.  Noteholders holding a majority of the Outstanding Principal Balance of any class of Notes may at any time remove one or more of the Trustee, the Registrar, the Paying Agent and the Calculation Agent as to such class without cause, with the consent of the Issuer (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer and the Trustee, Registrar, Paying Agent or Calculation Agent being removed.  In addition, the Issuer may remove the Trustee, the Registrar, the Paying Agent or the Calculation Agent as to any class of Notes if (a) such Trustee, Registrar, Paying Agent or Calculation Agent fails to comply with Section 310 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) after written request therefor by the Issuer or the Noteholders of the related class who have been bona fide Noteholders for at least six months, (b) such Trustee, Registrar, Paying Agent or Calculation Agent fails to comply with Section 7.2(d) or any other provision hereof, (c) such Trustee, Registrar, Paying Agent or Calculation Agent is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee, Registrar, Paying Agent or Calculation Agent or its property or (e) such Trustee, Registrar, Paying Agent or Calculation Agent becomes incapable of acting.  References to the Trustee, Registrar, Paying Agent and Calculation Agent in this Indenture include any successor Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, as to all or any of the classes of Notes appointed in accordance with this Article VII.  Any resignation or removal of the Trustee, Registrar, Paying Agent or Calculation Agent pursuant to this Section 7.1 shall not be effective until a successor Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, shall have been duly appointed and vested as Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, pursuant to Section 7.2.

Section 7.2                                    Appointment of Successor.

(a)                In the case of the resignation or removal of the Trustee, Registrar, Paying Agent or Calculation Agent as to any class of Notes under Section 7.1, the Issuer shall promptly appoint a successor Trustee, Registrar, Paying Agent or Calculation Agent as to such class.  Every successor Trustee, Registrar, Paying Agent or Calculation Agent (i) shall be a national or state bank or trust company that is authorized by Applicable Law to perform all the duties imposed upon it by this Indenture and to exercise corporate trust powers and (ii) shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  If a successor Trustee, Registrar, Paying Agent or Calculation Agent as to any class of Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, gives notice of resignation as to such class, the retiring Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, the Issuer or a majority of the Outstanding Principal Balance of such class of Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, Registrar, Paying Agent or Calculation Agent as to such class.

(b)                Any successor Trustee, Registrar, Paying Agent or Calculation Agent as to any class of Notes, however appointed, shall execute and deliver to the Issuer and the predecessor Trustee, Registrar, Paying Agent or Calculation Agent as to such class an instrument accepting such appointment, and thereupon such successor Trustee, Registrar, Paying Agent or Calculation Agent, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, Registrar, Paying Agent or Calculation Agent hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee, Registrar, Paying Agent or Calculation Agent as to such class herein; provided, that, upon the written request of such successor Trustee, Registrar, Paying Agent or Calculation Agent, such predecessor Trustee, Registrar, Paying Agent or Calculation Agent shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, Registrar, Paying Agent or Calculation Agent, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, Registrar, Paying Agent or Calculation Agent, and such predecessor Trustee, Registrar, Paying Agent or Calculation Agent shall duly assign, transfer, deliver and pay over to such successor Trustee, Registrar, Paying Agent or Calculation Agent all moneys or other property then held by such predecessor Trustee, Registrar, Paying Agent or Calculation Agent hereunder solely for the benefit of such class of Notes.

(c)                 If a successor Trustee, Registrar, Paying Agent or Calculation Agent is appointed with respect to one or more (but not all) classes of the Notes, the Issuer, the predecessor Trustee, Registrar, Paying Agent or Calculation Agent and each successor Trustee, Registrar, Paying Agent or Calculation Agent with respect to each class of Notes shall execute and deliver an indenture supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee, Registrar, Paying Agent or Calculation Agent with respect to the classes of Notes as to which the predecessor Trustee, Registrar, Paying Agent or Calculation Agent is not retiring shall continue to be vested in the predecessor Trustee, Registrar, Paying Agent or Calculation Agent, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee, Registrar, Paying Agent or Calculation Agent.

(d)                Each Trustee, Registrar, Paying Agent or Calculation Agent shall be an Eligible Institution and shall meet the Eligibility Requirements and the requirements of Section 6.9, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee, Registrar, Paying Agent or Calculation Agent hereunder.

(e)                 Any Person into which the Trustee, Registrar, Paying Agent or Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee, Registrar, Paying Agent or Calculation Agent shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee, Registrar, Paying Agent or Calculation Agent (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(c) and Section 7.2(d), be the Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, under this Indenture without the execution or filing of any paper with any party hereto or any further act on the part of any party hereto, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII
INDEMNITY

Section 8.1                                    Indemnity.  The Issuer shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its performance of its duties under this Indenture and the Notes or any other Transaction Document, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder after a written request by the Trustee to the Issuer.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder unless, and only to the extent that, the Issuer is actually prejudiced by such omission.  The Issuer shall defend any such claim and the Trustee shall cooperate in the defense thereof.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee.  The Issuer need not pay for any settlements made without its consent.  The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.  The obligations of the Issuer to so indemnify the Trustee shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Noteholders of any particular Notes.

Section 8.2                                    Noteholders’ Indemnity.  The Trustee shall be entitled, subject to such Trustee’s duty during a Default to act with the standard of care required under this Indenture, to be indemnified to its satisfaction by the Noteholders of any class of Notes before proceeding to exercise any right or power under this Indenture or any other Transaction Document at the request or Direction of such Noteholders.

Section 8.3                                    Survival.  The provisions of Section 8.1 and Section 8.2 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

ARTICLE IX
MODIFICATION

Section 9.1                                    Modification with Consent of Noteholders.  With the consent of Noteholders holding a majority of the Outstanding Principal Balance of the Notes (voting or acting as a single class), the Trustee may agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes; provided, however, that if there shall be Notes of more than one class Outstanding and if a proposed amendment, modification, consent or waiver shall directly affect the rights of Noteholders of one or more, but less than all, of such classes, then the consent only of the Noteholders holding a majority of the Outstanding Principal Balance of each affected class of Notes, each voting or acting as a single class, shall be required; provided, further, however, that no such amendment, modification, consent or waiver may, without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby:

(a)                reduce the percentage of any such class of Notes required to take or approve any action hereunder or thereunder;

(b)                reduce the amount or change the scheduled payment date of any amount owing or payable with respect to any such class of Notes (including pursuant to any Redemption) or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes;

(c)                 alter or modify in any materially adverse respect the provisions of this Indenture with respect to the Collateral for the Notes or the manner of payment or the order of priority in which payments or distributions hereunder will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders (including pursuant to Section 3.5) (except, with respect to Subordinated Notes or as among classes of Subordinated Notes, alterations or modifications to Section 3.5(a)(iii), at the time such Subordinated Notes are established, provided such alterations or modifications do not change the order of priority as between the Class A Notes and the Subordinated Notes); or

(d)                consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders;

provided, that the Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Trustee, may waive any Default or Event of Default to the extent provided in Section 4.5.

It shall not be necessary for the consent of the Noteholders under this Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  Any such modification approved by the required Noteholders of any class of Notes will be binding on the Noteholders of the relevant class of Notes and each party to this Indenture.

After an amendment under this Section 9.1 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.2                                    Modification Without Consent of Noteholders.  The Trustee may, without the consent of any Noteholder, agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes to:

(a)                establish the terms of any Refinancing Notes or Subordinated Notes pursuant to Section 2.15 and Section 2.16, respectively (including, with respect to Subordinated Notes or as among classes of Subordinated Notes, modifications to Section 3.5(a)(iii));

(b)                evidence the succession of a successor to the Trustee, Registrar, Paying Agent or Calculation Agent, the removal of the Trustee, Registrar, Paying Agent or Calculation Agent or the appointment of any separate or additional trustee or trustees or co-trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

(c)                 correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to assign, transfer, convey, mortgage or pledge any property to or with the Trustee;

(d)                provide for the assumption by a successor entity of the obligations of the Issuer under this Indenture and the Notes;

(e)                 correct or supplement any defective or inconsistent provision of this Indenture or the Notes;

(f)                  grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may be lawfully granted or conferred and that are not contrary to this Indenture;

(g)                 add to the covenants or agreements to be observed by the Issuer for the benefit of the Noteholders, to add Events of Default for the benefit of the Noteholders or surrender any right or power conferred upon the Issuer in this Indenture;

(h)                comply with the requirements of the SEC or any other regulatory body or any Applicable Law;

(i)                    conform the text of this Indenture or the Notes to any provision described under the portion of the Memorandum captioned “The Notes and the Indenture” to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(j)                   effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture or the Notes; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Issuer; or

(k)                effectuate any guaranty of the Notes or the addition of a co-obligor with respect to the Notes, each as described in Section 5.2(bb).

After an amendment under this Section 9.2 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.3                                    Subordination; Priority of Payments.  The subordination provisions contained in Article X may not be amended or modified without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby.

Section 9.4                                    Execution of Amendments by Trustee.  In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE X
SUBORDINATION

Section 10.1                             Subordination of the Notes.

(a)                Each of the Issuer and the Trustee (on behalf of the Noteholders) covenants and agrees, and each Noteholder, by its acceptance of a Note, covenants and agrees, that the Notes of each class will be issued subject to the provisions of this Article X.  Each Noteholder of a Subordinated Note, by its acceptance of a Subordinated Note, further agrees that all amounts payable on any Subordinated Note will, to the extent provided in Section 3.5 and in the manner set forth in this Article X, be subordinated in right of payment to the payment in full of the Class A Notes.  Any claim to payment so stated to be subordinated is referred to as a “Subordinated

Claim”; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a “Senior Claim” with respect to such Subordinated Claim.

(b)                If, prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Noteholder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Noteholder was then entitled under Section 3.5, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in Section 3.5.

(c)                 If any Service Provider, the Trustee or any Noteholder of any Senior Claim receives any payment in respect of any Senior Claim that is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

(d)                The Trustee (on its own behalf and on behalf of the Noteholders) and the Issuer each confirm that the payment priorities specified in Section 3.5 shall apply in all circumstances.

(e)                 Each Noteholder, by its acceptance of a Subordinated Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Subordinated Notes in the form required in those proceedings.

(f)                  If payment on the Subordinated Notes is accelerated as a result of an Event of Default, the Issuer shall promptly notify the holders of the Senior Claims of such acceleration.

(g)                 After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, and to the extent that such Senior Claims shall have been paid with funds that would, but for the subordination pursuant to this Article X, have been paid to and retained by such holders of Subordinated Claims, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims.  A payment made under this Article X to holders of Senior Claims that otherwise would have been made to the holders of Subordinated Claims is not, as between the Issuer and the holders of Subordinated Claims, a payment by the Issuer.

(h)                No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by the Issuer or the Trustee or by any failure by either the Issuer or the Trustee to comply with this Indenture.

(i)                    Each Noteholder by accepting a Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Noteholder’s claim, to acquire and continue to hold such Senior Claim, and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.  Each holder of a Subordinated Claim agrees to comply with the provisions of Article IV.

ARTICLE XI
DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1                             Discharge of Indenture; Survival.

(a)                When (i) all outstanding Secured Obligations (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) have been satisfied and the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.6(b) or any other Redemption pursuant to Section 3.6(c), in each case that is subject to Section 3.7(c), and the Issuer irrevocably deposits or causes to be deposited with the Trustee or a Paying Agent funds sufficient to pay all principal of and interest and Premium (if any) on Outstanding Notes at maturity or upon redemption all Outstanding Notes, including interest and any Premium thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.8), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.1(b), cease to be of further effect and the Security Interest granted to the Trustee hereunder in the Collateral shall terminate.  The Trustee shall acknowledge satisfaction and discharge of this Indenture, file all UCC termination statements and similar documents prepared by the Issuer and take other actions in order to terminate the Security Interest, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)                Notwithstanding Section 11.1(a), the Issuer’s obligations in Sections 6.6 and 8.1, the Noteholders’ obligations in Section 8.2 and the Trustee’s obligations in Section 12.13 shall survive the satisfaction and discharge of this Indenture.

Section 11.2                             Release of Security Interest in Certain Collateral.  Upon distribution or transfer of (a) cash amounts permitted to be distributed or transferred by Article III and (b) cash proceeds from the Notes issued in accordance with this Indenture, the Security Interest in such cash amounts or such cash proceeds, as the case may be, shall terminate, and such item(s) of Collateral shall be released therefrom, immediately upon such distribution or transfer, without any further action by the Trustee; provided, however, that such release shall not apply to any other Collateral.  The Trustee shall, at the expense of the Issuer, acknowledge the termination of any such Security Interest and the release of any such item(s) of Collateral therefrom and take other actions in order to evidence and confirm such termination and release, on demand of the Issuer accompanied by an Officer’s Certificate to the effect that any conditions precedent to such termination and release have been met.

ARTICLE XII
MISCELLANEOUS

Section 12.1                             Right of Trustee to Perform.  If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations or cause performance of such obligations and to take any steps that the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer, in which case the reasonable expenses of the Trustee, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Issuer under Section 8.1; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Transaction Documents.

Section 12.2                             Waiver.  Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given.  The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.  No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.3                             Severability.  In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any Applicable Law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.4                             Restrictions on Exercise of Certain Rights.  The Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as otherwise provided in Section 4.4, Section 4.9 and Section 4.11, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer.  Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as provided in Section 4.4, Section 4.9 and Section 4.11, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

Section 12.5                             Notices.  All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by facsimile or electronic mail (other than to the Trustee or the Operating Bank) with a confirmation of receipt or (e) in the case of reports under Article III and any other report that is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by facsimile, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Issuer, to:

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: General Counsel
Facsimile: 617-494-0480

if to the Trustee, the Registrar, the Paying Agent or the Calculation Agent, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)
Telephone: 617-603-6553
Facsimile: 617-603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto.  Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.6                             Assignments.  This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns.  Except as set forth in this Indenture, the Issuer may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

Section 12.7                             Application to Court.  The Trustee may at any time after the service of an Acceleration Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 12.8                             GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.9                             Jurisdiction.

(a)                Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection that it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.  Each party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against such party by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address specified in or designated pursuant to this Indenture.  Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the Issuer or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(b)                The submission to the jurisdiction of the courts referred to in Section 12.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)                 Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment that may be made or given in such action or proceeding.

(d)                EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

Section 12.10                      Counterparts.  This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 12.11                      Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12                      Trust Indenture Act.  This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, other than as may be provided herein.

Section 12.13                      Confidential Information.  The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that (i) all information provided to the Trustee by the Issuer may be considered to be proprietary and confidential information of Counterparty, and (ii) the provisions of that certain Undertaking, dated December 3, 2012, by the Trustee for the benefit of the Issuer and Placement Agent, shall survive the execution, delivery and performance of this Indenture and the other Deal Documents.  The Trustee agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information.  The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any such information without the prior written consent of the disclosing party.  The Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees, (b) to the extent required by Applicable Law, (c) to the extent requested by any Governmental Authority purporting to have jurisdiction over it and (d) its legal advisors, in each case to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 12.13.

Each of the Calculation Agent, the Paying Agent and the Registrar agrees to be bound by this Section 12.13 to the same extent as the Trustee.

Section 12.14                      Tax Matters.

(a)                The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all Tax purposes, the Notes will qualify as indebtedness.  The Issuer, by entering into this Indenture, and each Noteholder and Beneficial Holder, agree to treat the Notes as debt for all Tax purposes.

(b)                The Issuer shall not be obligated to pay any additional amounts to the Noteholders or Beneficial Holders as a result of any withholding or deduction for, or on account of, any present or future Taxes imposed on payments in respect of the Notes.  If a Global Note is issued, in accordance with the procedures of DTC, the Issuer shall (or shall direct the Trustee in writing to) request the Notes to be coded as eligible for the “portfolio interest exemption”.  Unless otherwise required by Applicable Law, if Definitive Notes are issued, so long as a Person shall have delivered to the Issuer a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8ECI or other applicable IRS form or, in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit I, neither the Issuer nor the Trustee shall withhold Taxes on payments of interest made to any such Person.  Any such IRS Form W-8BEN shall specify whether the Noteholder or Beneficial Holder to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(c)                 Provided that the Issuer complies with Section 12.14(a) and Section 12.14(b), if Definitive Notes are issued, (i) if any withholding Tax is imposed on the Issuer’s payment under the Notes to any Noteholder or Beneficial Holder, such Tax shall reduce the amount otherwise distributable to such Noteholder or Beneficial Holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder or Beneficial Holder sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer and (iii) the amount of any withholding Tax imposed with respect to any Noteholder or Beneficial Holder shall be treated as cash distributed to such Noteholder or Beneficial Holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.  Provided that the Issuer complies with Section 12.14(a) and Section 12.14(b), if there is a possibility that withholding Tax is payable with respect to a payment under the Notes, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.14.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

(d)                The Issuer shall not file any tax return or report under any name other than its exact legal name.  The Issuer shall file (or cause to be filed) all tax returns and reports required by Applicable Law to be filed by it and pay all Taxes required to be paid by it.

Section 12.15                      Distribution Reports.  Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on IntraLinks or a substantially similar electronic transmission system; provided, however, that, upon written notice to the Trustee, any Noteholder may decline to receive such Distribution Report and accompanying materials via IntraLinks or a substantially similar electronic transmission system, in which case such Distribution Report and accompanying materials shall be provided as otherwise set forth in the Deal Documents.  Subject to the conditions set forth in the proviso in the preceding sentence, nothing in this Section 12.15 shall prejudice the right of the Trustee to make such Distribution Report and accompanying materials available in any other manner specified in the Deal Documents.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the parties hereto have executed this Indenture to be duly executed, all as of the date first written above.

IRONWOOD PHARMACEUTICALS, INC.
as Issuer

By:	/s/ Michael J. Higgins
	Name:	Michael Higgins
	Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Operating Bank

By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

[Signature Page to the Indenture]

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document to which this Annex A is attached:

(a)                                 A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)                                 Unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC.

(c)                                  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)                                 The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                   Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document) and include any Annexes, Exhibits and Schedules attached thereto.

(g)                                  References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)                                 References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)                                     The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)                                    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document shall refer to this Annex A or such Transaction Document as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document unless otherwise specified.

(k)                                 In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l)                                     References to a class of Notes shall be to the Original Class A Notes, to a class of Subordinated Notes or to a class of Refinancing Notes, as applicable.

(m)                             References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document.

(n)                                 Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document on a day that is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on Fixed Rate Notes on that succeeding Business Day.

(o)                                 References to any Calculation Date or Relevant Calculation Date, in each case that would be prior to the first Calculation Date that follows the Closing Date, shall be deemed to refer to the Closing Date.

(p)                                 Any reference herein to a term that is defined by reference to its meaning in the Collaboration Agreement shall refer to such term’s meaning in the Collaboration Agreement as in existence on the Closing Date (and not to any new, substituted or amended version thereof).

(q)                                 The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(r)                                    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

“144A Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Acceleration Default” means any Event of Default of the type described in Section 4.1(f) of the Indenture.

“Acceleration Notice” means a written notice given after the occurrence and during the continuation of an Event of Default to the Issuer by the Senior Trustee pursuant to Section 4.2 of the Indenture declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Accounting Firm” means an independent accounting firm of national standing.

“Additional Interest” means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.10(a) of the Indenture.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Treasury Rate” for any Redemption Date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Expected Maturity Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Expected Maturity Date and (ii) the other maturing as close as possible to, but later than, the Expected Maturity Date, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Expected Maturity Date is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

“Applicants” has the meaning set forth in Section 6.13 of the Indenture.

“Authorized Agent” means, with respect to the Notes, any authorized Calculation Agent, Paying Agent or Registrar acting as such.

“Available Collections Amount” means, for any Payment Date, the sum of (a) the Synthetic Royalty Amount (or any portion thereof), to the extent of the Net Quarterly Payments, on deposit in the Collection Account as of the Calculation Date preceding such Payment Date, (ii) any amounts paid or otherwise deposited into the Collection Account pursuant to Section 5.2(b) of the Indenture as of such Calculation Date and (iii) any net investment income on amounts on deposit in the Collection Account as of such Calculation Date.

“Beneficial Holder” means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

“Beneficial Interest” means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member’s beneficial interest in such Global Note.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed or a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means U.S. Bank National Association, a national banking association, as Calculation Agent under the Indenture, and any successor appointed pursuant to Section 2.3 of the Indenture.

“Calculation Date” means, for any Payment Date, the fifth Business Day preceding such Payment Date.

“Calculation Date Information” means, with respect to any Calculation Date, the information provided by the Issuer under Section 5.2(z) of the Indenture.

“Calculation Report” has the meaning set forth in Section 3.4(b) of the Indenture.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“CIC” means chronic idiopathic constipation.

“Class A Notes” means the Original Class A Notes and any Refinancing Notes issued to refinance the foregoing.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing Date” means January 4, 2013.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collaboration Agreement” means the Master Collaboration Agreement dated September 12, 2007, as amended, between the Issuer and Counterparty.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Collection Account Certification” means a certification from an executive officer of the Issuer to the effect that the amounts paid by Counterparty into the Collection Account in respect of the applicable Payment Date are consistent with the relevant Synthetic Royalty Amount, Net Quarterly Payments and Reconciliation Report.

“Collections” means, without duplication, (a) any amounts paid or otherwise deposited into the Collection Account pursuant to the Counterparty Instruction or Section 5.2(b) of the Indenture and (b) any net investment income on such amounts on deposit in the Collection Account.

“Confidentiality Agreement” means, with respect to Noteholders or Beneficial Holders at the Closing Date with respect to the Original Class A Notes (or, with respect to Noteholders or Beneficial Holders with respect to any Subordinated Notes or any Refinancing Notes), a confidentiality agreement for the benefit of the Issuer provided to the Registrar on or prior to the Closing Date (or on or prior to the date of issuance of any such Subordinated Notes or Refinancing Notes), and otherwise means a confidentiality agreement for the benefit of the Issuer substantially in the form of Exhibit B to the Indenture or substantially in the form of any confidentiality agreement referenced in Schedule 1 to an applicable Purchase Agreement.

“Corporate Trust Office” means the office of the Trustee in the city at which at any particular time the Trustee’s duties under the Transaction Documents shall be principally administered and, on the Closing Date, shall be U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.).

“Counterparty” means Forest Laboratories, Inc., a Delaware corporation (including its Affiliates).

“Counterparty Instruction” means the written notice to be provided by the Issuer to Counterparty on the Closing Date instructing Counterparty to pay the Synthetic Royalty Amount (to the extent of Net Quarterly Payments) to the Collection Account.

“Deal Documents” means the Transaction Documents and the Counterparty Instruction.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Definitive Notes” has the meaning set forth in Section 2.1(b) of the Indenture.

“Detail Election” has the meaning set forth in the Collaboration Agreement.

“Details” has the meaning set forth in the Collaboration Agreement.

“Direction” means any direction, consent, request, demand, authorization, notice, waiver or other action.

“Dispute” means any opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim.

“Distribution Report” has the meaning set forth in Section 2.13(a) of the Indenture.

“Dollar” or the sign “$” means United States dollars.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Eligibility Requirements” has the meaning set forth in Section 2.3(c) of the Indenture.

“Eligible Account” means a trust account maintained on the books and records of an Eligible Institution in the name of the Issuer.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody’s and A by S&P or (b) a certificate of deposit rating of at least P-1 by Moody’s and A-1 by S&P.

“Eligible Investment Required Ratings” means sub-clauses (i) and (ii) of clause (b) of the definition of Eligible Investments.

“Eligible Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)                                 direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

(b)                                 demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) with capital and surplus of not less than $500,000,000 (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody’s and A-1 by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by S&P;

(c)                                  unleveraged repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the U.S., in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to a guarantee agreement with such entity), the Eligible Investment Required Ratings;

(d)                                 short-term money market funds that have, at all times, credit ratings of P-1 and A-1 by Moody’s and S&P, respectively; or

(e)                                  cash;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer as having a contractual right to set off and apply any deposits held, or other indebtedness owing, by the Issuer to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 4.1 of the Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the regulations thereunder.

“Expected Maturity Date” means June 15, 2017.

“FDA” means the U.S. Food and Drug Administration.

“Field” has the meaning set forth in the Collaboration Agreement.

“Final Legal Maturity Date” means, with respect to (a) the Original Class A Notes, June 15, 2024, and (b) with respect to any Subordinated Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Legal Maturity Date with respect to any Subordinated Notes where the proceeds thereof are not used to redeem or refinance all of the Outstanding Class A Notes shall be no earlier than June 15, 2024.

“Fixed Rate Notes” means (a) the Original Class A Notes and (b) any Subordinated Notes or Refinancing Notes issued with a fixed rate of interest.

“Floating Rate Notes” means any Subordinated Notes or Refinancing Notes issued with a floating or variable rate of interest.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Notes” means any 144A Global Note and any Regulation S Global Note.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

“IBS-C” means irritable bowel syndrome with constipation.

“Indenture” means that certain indenture, dated as of the Closing Date, by and between the Issuer, the Trustee and the Operating Bank.

“Institutional Accredited Investor” means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Accrual Period” means the period beginning on (and including) the Closing Date (or, with respect to any Subordinated Notes or any Refinancing Notes, the date of issuance of such Subordinated Notes or Refinancing Notes) and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the final Payment Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full).

“Interest Amount” means, with respect to the Outstanding Principal Balance of any class of Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such Outstanding Principal Balance of such class of Notes on such Payment Date (including any Additional Interest, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law, whether or not permitted as a claim under such Applicable Law).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the regulations thereunder.

“Involuntary Bankruptcy” means, without the consent or acquiescence of the Issuer, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against the Issuer, or, without the consent or acquiescence of the Issuer, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Issuer or of all or any substantial part of the property of the Issuer, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” means Ironwood Pharmaceuticals, Inc., a Delaware corporation, as issuer of the Notes pursuant to the Indenture.

“Legend” has the meaning set forth in Section 2.2 of the Indenture.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any similar kind or nature, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Loss” means any loss, assessment, award, charge, cost, expense, fine, judgment, liability, obligation, penalty, set-off, off-set, rescission, counterclaim, reduction or deduction.

“Material Adverse Change” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, in a material adverse effect, on (a) the legality, validity or enforceability of the Deal Documents, (b) the right or ability of the Issuer to perform its obligations under the Deal Documents or to consummate the transactions contemplated under the Deal Documents, (c) the rights or remedies of the Issuer under the Deal Documents, (d) the ability of the Issuer to pay the Required Debt Service Amount or the right of the Issuer to receive the Synthetic Royalty Amount (or any portion thereof) or (e) the value of the Microbia Patent Rights in the United States, taken as a whole.  For the avoidance of doubt, no decision by the Issuer with respect to its Detail Election or termination of its right to perform Details shall be deemed to be a Material Adverse Change.

“Memorandum” means the private placement memorandum of the Issuer for the Original Class A Notes dated December 20, 2012.

“Microbia Know-How” has the meaning set forth in the Collaboration Agreement.

“Microbia Patent Rights” means the patents set forth in Schedule 5.12 to the Purchase Agreements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business or, if such corporation or its successor shall for any reason no longer perform the functions of a rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“Net Quarterly Payments” means the cash payments that the Issuer actually receives from Counterparty at the conclusion of each quarterly reconciliation and cash settlement process contemplated by the Collaboration Agreement (including any payments resulting from any audit of such process pursuant to the Collaboration Agreement).

“Net Sales” has the meaning set forth in the Collaboration Agreement (it being understood that, following any termination of the Collaboration Agreement, such term shall be deemed to mean “Net Sales” as set forth in the Collaboration Agreement as if it continued to be in full force and effect).

“Non-U.S. Person” means a person who is not a U.S. person within the meaning of Regulation S.

“Noteholder” means any Person in whose name a Note is registered from time to time in the Register for such Note.

“Note Purchase Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Note Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“Notes” means the Original Class A Notes, any Subordinated Notes and any Refinancing Notes.

“Notices” means notices, demands, certificates, requests, directions, instructions and communications.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, a Responsible Officer of the Issuer and, with respect to any other Person, any officer, director, manager, partner, trustee or equivalent representative of such Person.

“Operating Bank” means U.S. Bank National Association, a national banking association, or any other Eligible Institution at which the Collection Account is held; provided, that (a) upon the resignation or removal and the replacement of the Trustee pursuant to the terms of the Indenture, the successor trustee appointed thereunder shall be the Operating Bank, and (b) if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by the Issuer on behalf of the Trustee and the Collection Account shall thereafter be transferred to and be maintained at such successor in the name of the Trustee and such successor shall thereafter be the “Operating Bank”.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.2 of the Indenture.

“Optional Redemption” has the meaning set forth in Section 3.6(b) of the Indenture.

“Original Class A Notes” means Linaclotide PhaRMASM 11% Notes due 2024 of the Issuer in the initial Outstanding Principal Balance of $175,000,000, substantially in the form of Exhibit A to the Indenture.

“Other Agreements” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Other Note Purchasers” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Other Prices” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Outstanding” means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited with the Trustee or a Paying Agent; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.6 of the Indenture, written notice of such Redemption shall have been given and not rescinded as provided in Section 3.7 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and, if Redemption does not occur, then this clause (ii) ceases to apply as of the Payment Date that was supposed to be the date of such Redemption, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer), and (b) when used with respect to any other evidence of indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness Outstanding, the total principal amount of such Note or other evidence of indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the Calculation Report to be provided to the Issuer and the Trustee by the Calculation Agent pursuant to Section 3.4 of the Indenture.

“Paying Agent” has the meaning set forth in Section 2.3(a) of the Indenture.

“Payment Date” means each March 15, June 15, September 15 and December 15, commencing June 15, 2013, and including the Final Legal Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day.

“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Permitted Holder” means (a) the Issuer and (b) any Person (including the Noteholders) that has executed a Confidentiality Agreement and delivered such Confidentiality Agreement to the Registrar in accordance with the terms of the Indenture.

“Permitted Lien” means (a) any Lien created in favor of the Trustee or otherwise arising under the Deal Documents, (b) any Lien for Taxes, assessments and governmental charges or levies not yet due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the relevant Person and (c) any Lien created in favor of a depositary or custodian to secure amounts due in respect of services with respect to deposit and custodian accounts and other obligations owing to such depositary or custodian.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Placement Agent” means Morgan Stanley & Co. LLC.

“Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (iii) an entity that is deemed to hold the assets of any plans described in clause (i) or clause (ii) (as determined pursuant to Section 3(42) of ERISA) or (iv) any non-U.S. plan, governmental plan (as defined in Section 3(32) of ERISA) or church plan (as defined in Section 3(33) of ERISA) that is subject to Similar Laws.

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor, but also includes assets of an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Similar Laws.

“Premium” means, with respect to any Note on any Redemption Date, any Redemption Premium, if applicable, or, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

“Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Product” means LINZESS™ (linaclotide).

“Purchase Agreement” means that certain note purchase agreement dated the Closing Date between the Issuer and the Purchaser party thereto.

“Purchase Agreements” means, collectively, each Purchase Agreement and the Other Agreements.

“Purchaser” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“QP” means a qualified purchaser within the meaning of Section 2(a)(51)(A) of the Investment Company Act.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Reconciliation Report” has the meaning set forth in the Collaboration Agreement.

“Record Date” means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Redemption” means any Optional Redemption and any other redemption of Notes described in Section 3.6(c) of the Indenture.

“Redemption Date” means the date, which may be any Business Day, on which Notes are redeemed pursuant to a Redemption.

“Redemption Premium” means, in the case of any Subordinated Notes or Refinancing Notes, the amount, if any, specified in the Resolution and set forth in any indenture supplemental to the Indenture to be paid in the event of a Redemption of such Subordinated Notes or Refinancing Notes separately from the Redemption Price.

“Redemption Price” means (a) in respect of an Optional Redemption of the Original Class A Notes (i) on any Business Day prior to January 1, 2014, an amount equal to the greater of (x) the Outstanding Principal Balance of the Original Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.00%, of such principal payment amounts and interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Original Class A Notes (assuming the principal balances are amortized at the times and in the amounts set forth in Schedule A to the Indenture rather than the actual Required Principal Amounts paid prior to the date of such calculation) plus, in each case, the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed, or (ii) on any Business Day on or after January 1, 2014, an amount equal to the product of (x) the applicable Class A Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Original Class A Notes that are being redeemed on such Business Day, plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed:

Business Day	Class A Redemption Percentage
From and including January 1, 2014 to and including December 31, 2014	112.00%
From and including January 1, 2015 to and including December 31, 2015	105.50%
From and including January 1, 2016 to and including December 31, 2016	102.75%
From and including January 1, 2017 and thereafter	100.00%

and (b) in respect of any Subordinated Notes or Refinancing Notes, the redemption price, if any, plus the accrued and unpaid interest to the Redemption Date on the Subordinated Notes or Refinancing Notes, as the case may be, established by or pursuant to a Resolution and set forth in any indenture supplemental to the Indenture providing for the issuance of such Notes or designated as such in the form of such Notes (any such Redemption Price in respect of any Subordinated Notes or Refinancing Notes may include a Redemption Premium, and such

Resolution and indenture supplemental to the Indenture may specify a separate Redemption Premium).

“Reference Date” means, with respect to each Interest Accrual Period for any Floating Rate Notes, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days prior to the date of issuance of such Subordinated Notes or Refinancing Notes.

“Refinancing” has the meaning set forth in Section 2.15(a) of the Indenture.

“Refinancing Expenses” means all Transaction Expenses incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any class (or sub-class) of Notes issued by the Issuer under the Indenture in such form as shall be authorized by a Resolution and set forth in any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.15 of the Indenture, the proceeds of which are used to refinance all, but not part, of the Outstanding Principal Balance of a class of Notes.

“Register” has the meaning set forth in Section 2.3(a) of the Indenture.

“Registrar” has the meaning set forth in Section 2.3(a) of the Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note Exchange Date” means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the Closing Date (or, with respect to any Subordinated Notes or any Refinancing Notes, 40 days after the date of issuance of such Subordinated Notes or Refinancing Notes).

“Regulation S Global Notes” has the meaning set forth in Section 2.1(b) of the Indenture.

“Relevant Calculation Date” has the meaning set forth in Section 3.4(a) of the Indenture.

“Relevant Law” has the meaning set forth in the Collaboration Agreement.

“Replacement Agreement” means, following termination of the Collaboration Agreement in its entirety or in respect of the United States, a new agreement or other arrangement by the Issuer to license the Microbia Patent Rights (or any portion thereof) in the Field to one or more third parties in the United States to develop, manufacture and commercialize the Product in the Field in the United States.

“Representatives” has the meaning set forth in Section 17.2 of the Purchase Agreements.

“Required Debt Service Amount” means, collectively, with respect to the Outstanding Principal Balance of the Class A Notes on any Payment Date, the Required Interest Amount and the Required Principal Amount.

“Required Interest Amount” means, with respect to the Outstanding Principal Balance of the Class A Notes on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest (including any Additional Interest, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law, whether or not permitted as a claim under such Applicable Law).

“Required Principal Amount” means, with respect to the Outstanding Principal Balance of the Class A Notes on any Payment Date, (a) prior to March 15, 2014, zero, and (b) from and after March 15, 2014, the Synthetic Royalty Amount minus the Required Interest Amount (but only if such amount is a positive number).

“Resolution” means a copy of a resolution certified by a Responsible Officer of the Issuer as having been duly adopted by the Issuer and being in full force and effect on the date of such certification.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any vice president, managing director, director, manager, associate or other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, and (b) with respect to the Issuer, any officer of the Issuer or person designated by the board of directors of the Issuer as a Responsible Officer for purposes of the Deal Documents.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Granting Clause of the Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations thereunder.

“Security Interest” means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clause of the Indenture.

“Senior Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Senior Class of Notes” means (a) so long as any Class A Notes are Outstanding, the Class A Notes, or (b) if no Class A Notes are Outstanding, the class or classes (or sub-class or sub-classes) of Subordinated Notes defined as such pursuant to the Resolution(s) and/or indenture(s) supplemental to the Indenture providing for the issuance of such Subordinated Notes.

“Senior Trustee” means the Trustee, acting in its capacity as the trustee of the Senior Class of Notes.

“Service Providers” means the Trustee, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any outside law firm, accounting firm or other consultant providing services to such Service Providers or the Issuer.

“Similar Laws” means Applicable Laws that are substantially similar to Title I of ERISA or Section 4975 of the Code that govern governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) or non-U.S. plans.

“Stated Rate of Interest” means, with respect to any class of the Notes for any Interest Accrual Period, the interest rate set forth in such class of Notes for such Interest Accrual Period.

“Subordinated Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Subordinated Note Issuance” has the meaning set forth in Section 2.16(a) of the Indenture.

“Subordinated Notes” means any class (or sub-class) of Notes issued by the Issuer under the Indenture in such form as shall be authorized by a Resolution and set forth in any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.16 of the Indenture and any Refinancing Notes issued to refinance the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Synthetic Royalty Amount” means, in respect of each Payment Date, an amount equal to the product of 0.075 and the amount of Net Sales of the Product in the United States, as reflected in the Reconciliation Report provided by Counterparty to the Issuer under the Collaboration Agreement for the preceding calendar quarter, beginning with the calendar quarter ending March 31, 2013.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, escheat, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges, (b) liability for such a tax that is imposed by reason of United States Treasury Regulation Section 1.1502-6 or similar provision of Applicable Law and (c) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in clause (a) or clause (b).

“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Transaction Documents” means the Indenture, the Notes and the Purchase Agreements, and each other agreement pursuant to which the Trustee (or its agent) is granted a Lien to secure the obligations under the Indenture or the Notes.

“Transaction Expenses” means the out-of-pocket expenses payable by the Issuer in connection with (a) the issuance of the Original Class A Notes, including placement fees, any initial fees payable to Service Providers and the fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Noteholders in connection with the offering and issuance of the Original Class A Notes, calculated in accordance with the engagement letter entered into between the Issuer and the Placement Agent dated November 19, 2012, and (b) the offering and issuance of any Subordinated Notes or any Refinancing Notes, to the extent specified in the Resolution authorizing such offering and issuance.

“Trustee” means U.S. Bank National Association, a national banking association, as initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture; provided, that, for purposes of Section 3.1(b) of the Indenture, “Trustee” means U.S. Bank National Association, a national banking association, as the Operating Bank and/or initial trustee of the Notes under the Indenture, as the context may require, and thereafter any successor trustee appointed pursuant to Section 7.2 of the Indenture.

“Trustee Closing Account” means the account of the Issuer maintained with the Trustee at U.S. Bank National Association, ABA No. 091 000 022, Account No. 1731 0332 1092, Ref. Ironwood Pharmaceuticals, Attention: Josh Tripi.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the regulations thereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States Treasury” means the U.S. Department of the Treasury.

“U.S.” or “United States” means the United States of America, its territories and its possessions (including Puerto Rico, irrespective of political status).

“U.S. Person” means a U.S. person within the meaning of Regulation S.

“Voluntary Bankruptcy” means (a) an admission in writing by the Issuer of its inability to pay its debts generally or a general assignment by the Issuer for the benefit of creditors, (b) the filing of any petition or answer by the Issuer seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or its debts generally under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for the Issuer or for all or substantially all of its property, or (c) corporate action taken by the Issuer to authorize any of the actions set forth in clause (a) or clause (b) above.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wind Down Agreement” means an agreement entered into by the Issuer and Counterparty in connection with a termination of the Collaboration Agreement by Counterparty.

EXHIBIT A

FORM OF ORIGINAL CLASS A NOTE

{INSERT THE APPLICABLE LEGEND(S) SET FORTH IN SECTION 2.2}

IRONWOOD PHARMACEUTICALS, INC.

Linaclotide PhaRMASM 11% Notes due 2024

Class A

No.	CUSIP:

U.S.$

IRONWOOD PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth on Schedule I hereto on or before June 15, 2024 (the “Final Legal Maturity Date”) and to pay interest quarterly on the Outstanding Principal Balance hereof at a rate per annum equal to 11% (the “Stated Rate of Interest”), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due and payable on each Payment Date.  Interest on this Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If this Note is issued in the form of a Global Note, in accordance with the requirements of DTC, the Issuer will cause the Trustee to authenticate an additional Note or additional Notes in the appropriate principal amount such that neither this Note nor any other such Note may exceed an aggregate principal amount of U.S. $500,000,000 at any time.

This Note is a duly authorized issue of Notes of the Issuer, designated as its “Linaclotide PhaRMASM 11% Notes due 2024”, issued under the Indenture dated as of January 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), by and between the Issuer and U.S. Bank National Association, a national banking association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the “Trustee”).  The Indenture also provides for the issuance of Refinancing Notes and Subordinated Notes.  All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture.  Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders.  This Note is subject to all terms of the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will pay the Outstanding Principal Balance of this Note on or prior to the Final Legal Maturity Date on the Payment Date specified in the Indenture.

The indebtedness evidenced by the Original Class A Notes is, to the extent and in the manner provided in the Indenture, senior in right of payment to the right of payment of the Subordinated Notes, and this Note is issued subject to such provisions.  The maturity of this Note

A-1

is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

The Issuer may redeem all or part of the Outstanding Principal Balance of this Note prior to the Final Legal Maturity Date on any Redemption Date, in the amounts and under the circumstances specified in the Indenture.

Any amount of Premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by Applicable Law, bear interest (“Additional Interest”) at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the succeeding Payment Date.

This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly from the Collection Account on each Payment Date, commencing June 15, 2013, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.5 of the Indenture, such Person’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Original Class A Notes held by such Person) of the aggregate amount distributable to all Noteholders of Original Class A Notes on such Payment Date.

All amounts payable in respect of this Note shall be payable in Dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment.  The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Original Class A Notes.  Alternatively, upon application in writing to the Trustee or other Paying Agent, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that, in each case, the final payment with respect to any such Definitive Note shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  Notwithstanding the foregoing, payments in respect of this Note issued in the form of a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC.  Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor Original Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Original Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not noted hereon.

The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal, Premium, if any, and interest) paid to it in respect of this Note in the

A-2

event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.

This Note is issuable only in registered form.  A Noteholder or Beneficial Holder may transfer this Note or a Beneficial Interest herein only by delivery of a written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Original Class A Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder).  No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Original Class A Note or Original Class A Notes may be required to pay a sum sufficient to cover any transfer Tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Noteholder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

The Indenture permits the amendment or modification of the Indenture and the Original Class A Notes by the Issuer with the consent of the Noteholders holding a majority of the Outstanding Principal Balance of the Notes (voting or acting as a single class); provided, however, that if there shall be Notes of more than one class Outstanding and if a proposed amendment, modification, consent or waiver shall directly affect the rights of Noteholders of one or more, but less than all, of such classes, then the consent only of the Noteholders holding a majority of the Outstanding Principal Balance of each affected class of Notes, each voting or acting as a single class, shall be required; provided, further, however, that no amendment or modification of the Indenture or the Original Class A Notes may, without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby, (i) reduce the percentage of any such class of Notes required to take or approve any action under the Indenture, (ii) reduce the amount or change the scheduled payment date of any amount owing or payable with respect to any such class of Notes (including pursuant to any Redemption) or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes, (iii) alter or modify in any materially adverse respect the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders or (iv) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders.  Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.

A-3

The subordination provisions contained in Article X of the Indenture may not be amended or modified without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby.

The Indenture also contains provisions permitting the Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Noteholders of all of the Original Class A Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver shall be conclusive and binding upon all present and future Noteholders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

The Original Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-4

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officer.

Date: { }	IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Linaclotide PhaRMASM 11% Notes due 2024 designated above and referred to in the within-mentioned indenture.

Date: { }	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A-5

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                       attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date	Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

{THE FOLLOWING PROVISIONS TO BE INCLUDED ON ALL NOTES}

In connection with any transfer of the within-mentioned Note, the undersigned confirms without utilizing any general solicitation or general advertising that:

{Check One}

☐  (a)               the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder

☐  (b)               the within-mentioned Note is being transferred other than in accordance with clause (a) above and documents are being furnished that comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Date	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

A-6

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” (within the meaning of Rule 144A) that is also a “qualified purchaser” (within the meaning of Section 2(a)(51)(A) of the U.S. Investment Company Act of 1940, as amended) and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Executive Officer

A-7

SCHEDULE I

IRONWOOD PHARMACEUTICALS, INC.
Linaclotide PhaRMASM 11% Notes due 2024

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

A-8

EXHIBIT B

FORM OF CONFIDENTIALITY AGREEMENT

B-1

EXHIBIT C

COVERAGE OF DISTRIBUTION REPORT

(a)                                 Analysis of activity in the Collection Account from the Calculation Date preceding the prior Payment Date (or, with respect to the first Payment Date, from the Closing Date) (the “Preceding Calculation Date”) to the Calculation Date preceding the current Payment Date (the “Current Calculation Date”):

(i)                                     Balance on deposit in the Collection Account on the Preceding Calculation Date

(ii)                                  Deposits into the Collection Account from but excluding the Preceding Calculation Date to and including the Current Calculation Date

(iii)                               Withdrawals from the Collection Account from but excluding the Preceding Calculation Date to and including the Current Calculation Date

(iv)                              Balance on deposit in the Collection Account on the Current Calculation Date

(v)                                 Breakdown of amounts on deposit in the Collection Account on the Current Calculation Date constituting:

(A)                               Synthetic Royalty Amount (or any portion thereof)

(B)                               Amounts deposited by the Issuer into the Collection Account pursuant to Section 5.2(b) of the Indenture

(C)                               Net investment income on funds on deposit in the Collection Account

(b)                                 Required Interest Amount in respect of the current Payment Date

(c)                                  Required Principal Amount in respect of the current Payment Date

(d)                                 Payments on the current Payment Date:

(i)                                     Interest Amount

(ii)                                  Additional Interest, if any

(iii)                               Principal payments, if any

(e)                                  Outstanding Principal Balance:

(i)                                     Opening Outstanding Principal Balance

(ii)                                  Principal payments, if any, made on the current Payment Date

(iii)                               Closing Outstanding Principal Balance

(f)                                   Amount distributed to the Issuer from the Collection Account, if any, with respect to the current Payment Date

(g)                                  A withholding obligation may be included

(h)                                 Appropriate modifications will be made to contemplate any Refinancing Notes and/or Subordinated Notes

C-1

EXHIBIT D

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PERMANENT REGULATION S GLOBAL NOTE

, 20

U.S. Bank National Association,
   as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: General Counsel

Re:                             Ironwood Pharmaceuticals, Inc. (the “Issuer”)

Ladies and Gentlemen:

This letter relates to U.S.$                     principal amount of Linaclotide PhaRMASM 11% Notes due 2024 of the Issuer (the “Notes”) represented by a Note that bears a legend (the “Legended Note”) outlining restrictions upon transfer of such Legended Note.  Pursuant to Section 2.1 of the Indenture dated as of January 4, 2013 (the “Indenture”) relating to the Notes and certain other classes of notes of the Issuer, we hereby certify that we are (or we will hold such securities on behalf of) an Institutional Accredited Investor (as defined in the Indenture) that is also a QP (as defined in the Indenture) outside the United States to whom the Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (“Regulation S”).  Accordingly, you are hereby requested to exchange the Legended Note for a Permanent Regulation S Global Note (as defined in the Indenture) representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.  Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

{Euroclear Bank S.A./N.V.}{Clearstream Banking}

By:
Authorized Signatory

D-1

EXHIBIT E

FORM OF CERTIFICATE OF BENEFICIAL OWNER OF TEMPORARY REGULATION S GLOBAL NOTE

Euroclear Bank S.A./N.V.
{Address}

AND/OR

Clearstream Banking
{Address}

Re:                             Ironwood Pharmaceuticals, Inc. (the “Issuer”)

Reference is hereby made to the Indenture, dated as of January 4, 2013 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and as Operating Bank (as defined therein).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Linaclotide PhaRMASM 11% Notes due 2024 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No.                     ) through DTC by the undersigned (the “Holder”) in the name of                     .  The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payments due and payable on the applicable Payment Date pursuant to Section 2.5 of the Indenture.

The Holder hereby represents and warrants that it (i) is an Institutional Accredited Investor that is also a QP, (ii) is not a U.S. Person and (iii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. Person (other than a distributor).  Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

{Name of Holder}

By:
Name:
Title:

EXHIBIT F

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PAYMENTS

U.S. Bank National Association,
   as Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)

Re:                             Ironwood Pharmaceuticals, Inc. (the “Issuer”)

Reference is hereby made to the Indenture, dated as of January 4, 2013 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and as Operating Bank (as defined therein).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Linaclotide PhaRMASM 11% Notes due 2024 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No.                     ) through DTC by the undersigned (the “Holder”) in the name of                     .  Certain Holders of the Beneficial Interests in such Temporary Regulation S Global Note have requested the receipt of payments due and payable on the applicable Payment Date pursuant to Section 2.5 of the Indenture.

We have received from such Holders certifications to the effect that they (i) are Institutional Accredited Investors that are also QPs, (ii) are not U.S. Persons and (iii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. Persons (other than distributors).  Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

Accordingly, the Holders of the Beneficial Interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and Premium, if any, in accordance with the terms of the Indenture in the amount of U.S.$                    .

{Clearstream Banking}{Euroclear Bank S.A./N.V.}

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF CERTIFICATE OF PROPOSED TRANSFEROR

, 20

U.S. Bank National Association,
   as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: General Counsel

Re: Ironwood Pharmaceuticals, Inc. (the “Issuer”)

Ladies and Gentlemen:

In connection with our proposed sale of U.S.$                     aggregate principal amount of Linaclotide PhaRMASM 11% Notes due 2024 of the Issuer (the “Notes”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”) and, accordingly, we represent that:

(1)                                 the offer of the Notes was not made to a person in the U.S.;

(2)                                 at the time the buy order was originated, the transferee was an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the U.S. Securities Act of 1933, as amended) that was also a qualified purchaser (as defined in Section 2(a)(51)(A) of the U.S. Investment Company Act of 1940, as amended) outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was an institutional accredited investor that was also a qualified purchaser outside the U.S.;

(3)                                 no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.  Certain terms used in this certificate have the meanings set forth in Regulation S.

G-1

Very truly yours,

{Name of Transferor}

By:
Authorized Signatory

G-2

EXHIBIT H

FORM OF CERTIFICATE OF CERTAIN PROPOSED INSTITUTIONAL ACCREDITED INVESTOR TRANSFEREES

, 20

U.S. Bank National Association,
   as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: General Counsel

Ladies and Gentlemen:

In connection with our proposed purchase of Linaclotide PhaRMASM 11% Notes due 2024 (the “Notes”) of Ironwood Pharmaceuticals, Inc. (the “Issuer”), we confirm that:

1.                                      We have received a copy of the Private Placement Memorandum dated December 20, 2012 (the “Memorandum”) relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer Restrictions” of such Memorandum and the restrictions on duplication and circulation of such Memorandum.

2.                                      We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Memorandum under “Transfer Restrictions” and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the “Securities Act”).

3.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Notes in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a qualified institutional buyer (as defined therein) that is also a qualified purchaser (within the meaning of Section 2(a)(51)(A) of the U.S. Investment Company Act of 1940, as amended), (C) to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (“Institutional Accredited Investor”) that is also a qualified purchaser that, prior to such transfer, furnishes to the Trustee (as defined in that certain Indenture dated as of January 4, 2013 (the “Indenture”) by and between the Issuer and U.S. Bank National Association, a national banking association, as trustee, as amended, restated, supplemented or

H-1

otherwise modified from time to time in accordance with the terms thereof) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) to an Institutional Accredited Investor that is also a qualified purchaser in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act or (E) to an Institutional Accredited Investor that is also a qualified purchaser after the relevant time period referred to in Rule 144 under the Securities Act expires, and we further agree to provide to any entity purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.

4.                                      We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

5.                                      We are an Institutional Accredited Investor and a qualified purchaser and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are able to bear the economic risks of our or their investment.

6.                                      We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor that is also a qualified purchaser) as to each of which we exercise sole investment discretion.

7.                                      We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

The Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title

H-2

EXHIBIT I

FORM OF PORTFOLIO INTEREST CERTIFICATE

{                    } hereby certifies that:

1.                                      It is (one must be checked):

(1)                                 ☐                                    a natural individual person;

(2)                                 ☐                                    treated as a corporation for U.S. federal income tax purposes;

(3)                                 ☐                                    disregarded for U.S. federal income tax purposes (in which case a copy of this certificate is completed and signed by its sole beneficial owner); or

(4)                                 ☐                                    treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached, or, if applicable, has completed as to itself and signed an IRS Form W-9, a copy of which is attached).

2.                                      It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                      It is not a 10-percent shareholder of Ironwood Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

4.                                      It is not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

5.                                      Amounts received by it on the Linaclotide PhaRMASM 11% Notes due 2024 are not effectively connected with its conduct of a trade or business in the United States.

{Fill in name of holder}

By:
Name:
Title:
Date:

I-1